UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE QUARTERLY PERIOD ENDED FEBRUARY 28, 2010
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE TRANSITION PERIOD FROM                      TO
COMMISSION FILE NUMBER: 814-00725
KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
(Exact name of registrant as specified in its charter)

Maryland (State of Incorporation)	20-4991752 (I.R.S. Employer Identification Number)

717 Texas Avenue, Suite 3100 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code:
(713) 493-2020

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐ No☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act) Yes ☐ No ☑
Indicate the number of shares of outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: Common stock, $0.001 par value per share, 10,190,383 shares outstanding as of April 5, 2010.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
SCHEDULE OF INVESTMENTS
AS OF FEBRUARY 28, 2010
(amounts in 000’s)
(UNAUDITED)

	No. of
Description	Shares/Units	Value
Long-Term Investments — 121.4%
Equity Investments(a) — 95.8%
United States — 95.8%
Private MLP(b)(c) — 54.1%
Direct Fuels Partners, L.P. — Class A Common Units(d)	2,500	$27,500
Direct Fuels Partners, L.P. — Convertible Preferred Units(d)(e)	143	2,529
Direct Fuels Partners, L.P. — Class D Preferred Units(d)(f)	61	1,211
International Resource Partners LP	1,500	36,000
Quest Midstream Partners, L.P.(g)	361	1,803
VantaCore Partners LP(d)	1,465	24,899

		93,942

Publicly Traded MLP and MLP Affiliate(h) — 41.7%
Capital Product Partners L.P.(i)	113	985
Copano Energy, L.L.C.	249	5,922
DCP Midstream Partners, LP	109	3,350
Eagle Rock Energy Partners, L.P.(i)	1,113	6,255
Eagle Rock Energy Partners, L.P. (b)(i)(j)	146	823
Enbridge Energy Management, L.L.C.(k)	35	1,730
Enbridge Energy Partners, L.P.	91	4,665
Energy Transfer Equity, L.P.	77	2,474
Energy Transfer Partners, L.P.	66	3,045
Enterprise GP Holdings L.P.	7	280
Enterprise Products Partners L.P.	193	6,333
Exterran Partners, L.P.	82	1,805
Global Partners LP (i)	142	3,522
Holly Energy Partners, L.P.	11	460
Inergy, L.P.	99	3,583
Kinder Morgan Management, LLC(k)	29	1,638
MarkWest Energy Partners, L.P.	74	2,180
Martin Midstream Partners L.P.	45	1,439
Navios Maritime Partners L.P.(i)	56	879
ONEOK Partners, L.P.	74	4,510
Plains All American Pipeline, L.P.(d)	103	5,694
Quicksilver Gas Services LP (i)	34	684
Regency Energy Partners LP	89	1,892
Targa Resources Partners LP	37	923
TC PipeLines, LP	9	341
See accompanying notes to financial statements.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
SCHEDULE OF INVESTMENTS
AS OF FEBRUARY 28, 2010
(amounts in 000’s)
(UNAUDITED)

	No. of
Description	Shares/Units	Value
Publicly Traded MLP and MLP Affiliate(h) — (Continued)
Teekay LNG Partners L.P.	83	$2,256
Teekay Offshore Partners L.P.	23	434
Teekay Tankers Ltd.	1	12
TransMontaigne Partners L.P.(i)	46	1,272
Western Gas Partners, LP	54	1,159
Williams Partners L.P.	45	1,766

		72,311

Other Private Equity(c) — 0.0%
ProPetro Services, Inc. — Warrants(b)(l)	2,905	—
Trident Resources Corp. — Warrants(m)	100	—

		—

Total Equity Investments (Cost $175,404)		166,253

	Interest		Maturity	Principal
	Rate		Date	Amount
Energy Debt Investments(c) — 25.6%
United States — 24.2%
Upstream — 10.5%
Antero Resources Finance Corp.	9.375%		12/01/17	$9,500		9,690
Hilcorp Energy Company	7.750		11/01/15	2,885		2,806
Hilcorp Energy Company	8.000		02/15/20	1,700		1,632
NFR Energy LLC	9.750		02/15/17	2,000		1,955
Petroleum Development Corporation	12.000		02/15/18	2,000		2,100

						18,183

Midstream and Other — 9.3%
Energy Future Holdings Corp.(n)	10.000		01/15/20	5,000		5,100
Niska Gas Storage US LLC	8.875		03/15/18	2,500		2,500
North American Energy Alliance LLC	10.875		06/01/16	1,000		1,060
Texas Competitive Electric Holdings (n)	(o	)	10/10/14	9,209		7,459

						16,119

Oilfield Services — 2.3%
ProPetro Services, Inc.(b)	(p	)	02/15/13	35,000		4,000

Coal — 2.1%
Drummond Company, Inc.	7.375		02/15/16	4,000		3,730

Total United States (Cost $70,432)						42,032

Canada — 1.4%
Upstream — 1.4%
Athabasca Oil Sands Corp.(q) (Cost $2,434)	13.000		07/30/11	(r	)	2,517

Total Energy Debt Investments (Cost $72,866)						44,549

Total Long-Term Investments (Cost $248,270)						210,802

See accompanying notes to financial statements.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
SCHEDULE OF INVESTMENTS
AS OF FEBRUARY 28, 2010
(amounts in 000’s)
(UNAUDITED)

	Interest	Maturity
Description	Rate	Date	Value
Short-Term Investments — 6.5%
Repurchase Agreements — 6.5%
J.P. Morgan Securities Inc. (Agreements dated 2/26/2010 to be repurchased at $11,320), collateralized by $11,654 in U.S. Treasury bonds (Cost $11,320)	0.020%	03/01/10	$11,320

Total Investments — 127.9% (Cost $259,590)			222,122

Senior Secured Revolving Credit Facility Borrowings			(61,000)
Other Assets in Excess of Total Liabilities			12,466

Net Assets			$173,588

(a)	Unless otherwise noted, equity investments are common units/common shares.

(b)	Fair valued and restricted security. See Notes 2, 4 and 8.

(c)	Unless otherwise noted, security is treated as an eligible portfolio company (“EPC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).

(d)
The Company believes that it may be an affiliate of Direct Fuels Partners, L.P. (“Direct Fuels”) and VantaCore Partners LP and that it is an affiliate of Plains All American Pipeline, L.P. See Note 6 – Agreements and Affiliations.

(e)
The Convertible Preferred Units consist of three classes – Class A, B and C. Each series has a liquidation preference of $20.00 per unit and is convertible into Class A Common Units. See Note 8 — Restricted Securities.

(f)
The Class D Preferred Units are senior to Direct Fuels’ other series of Preferred Units and Common Units. The Class D Preferred Units are being issued by Direct Fuels to the holders of common units and preferred units in lieu of a cash distribution in the Company’s fiscal first quarter. See Note 8 – Restricted Securities.

(g)	Security is non-income producing.

(h)
Unless otherwise noted, security is not treated as an EPC under the 1940 Act. As a business development company, the Company is generally prohibited from acquiring assets other than qualifying assets unless at least 70% of its total assets (excluding deferred tax assets) are qualifying assets under the 1940 Act. As of February 28, 2010, the percentage of the Company’s total assets (excluding deferred tax assets) that are qualifying assets was 71.3%. See Note 3 – Qualifying Assets Under the 1940 Act.

(i)	All or a portion of the Company’s holdings in this security are treated as an EPC under the 1940 Act. See Note 3 – Qualifying Assets Under the 1940 Act.

(j)
Unregistered common units which were placed in escrow for a period of 18 months following the sale of Millennium Midstream Partners, L.P. (the escrow account will be released on April 1, 2010). The valuation of these common units reflects the Company’s expected recovery from the escrow account.

(k)	Distributions are paid-in-kind.
See accompanying notes to financial statements.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
SCHEDULE OF INVESTMENTS
AS OF FEBRUARY 28, 2010
(amounts in 000’s)
(UNAUDITED)

(l)	Warrants relate to the Company’s floating rate senior secured second lien term loan facility with ProPetro Services, Inc. These warrants are non-income producing and expire on February 15, 2017.

(m)	Warrants are non-income producing and expire on November 30, 2013.

(n)
Energy Future Holdings Corp., formerly TXU Corp., is a privately-held energy company with a portfolio of competitive and regulated energy subsidiaries. Texas Competitive Electric Holdings is a wholly owned subsidiary of Energy Future Holdings Corp.

(o)	Floating rate senior secured first lien term loan facility. Security pays interest at a rate of LIBOR + 350 basis points (3.73% as of February 28, 2010).

(p)
Floating rate senior secured second lien term loan facility. Security’s default interest rate is LIBOR + 1100 basis points, but the Company is not accruing interest income on this security. See Note 2 – Investment Income.

(q)	Security is not treated as an EPC under the 1940 Act.

(r)	Security’s principal amount is 2,500 Canadian dollars.
See accompanying notes to financial statements.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
SCHEDULE OF INVESTMENTS
AS OF NOVEMBER 30, 2009
(amounts in 000’s)

	No. of
Description	Shares/Units	Value
Long-Term Investments — 118.9%
Equity Investments(a) — 95.6%
United States — 95.6%
Private MLP(b)(c) — 56.1%
Direct Fuels Partners, L.P. — Class A Common Units(d)	2,500	$30,000
Direct Fuels Partners, L.P. — Class A Convertible Preferred Units(d)(e)	96	1,765
Direct Fuels Partners, L.P. — Class B Convertible Preferred Units(d)(f)	27	503
Direct Fuels Partners, L.P. — Class C Convertible Preferred Units(d)(g)	20	402
International Resource Partners LP	1,500	34,500
Quest Midstream Partners, L.P.(h)	361	1,713
VantaCore Partners LP(d)	1,465	25,632

		94,515

Publicly Traded MLP and MLP Affiliate(i) — 39.5%
Calumet Specialty Products Partners, L.P.	22	398
Capital Product Partners L.P.(j)	113	860
Copano Energy, L.L.C.	74	1,502
Copano Energy, L.L.C. — Unregistered, Class D Units(b)	76	1,491
DCP Midstream Partners, LP	91	2,295
Duncan Energy Partners L.P.	3	74
Eagle Rock Energy Partners, L.P.(j)(k)	1,113	5,264
Eagle Rock Energy Partners, L.P. (b)(j)(l)	148	686
Enbridge Energy Management, L.L.C.(m)	27	1,320
Enbridge Energy Partners, L.P.	91	4,489
Energy Transfer Equity, L.P.	119	3,506
Energy Transfer Partners, L.P.	37	1,606
Enterprise Products Partners L.P.	223	6,634
Exterran Partners, L.P.	82	1,590
Global Partners LP (j)	142	3,331
Holly Energy Partners, L.P.	11	396
Inergy, L.P.	99	3,280
Kinder Morgan Management, LLC(m)	34	1,730
K-Sea Transportation Partners L.P.	8	83
Magellan Midstream Holdings, L.P.	57	2,342
MarkWest Energy Partners, L.P.	108	2,768
Martin Midstream Partners L.P.	49	1,283
Navios Maritime Partners L.P.(j)	56	792
ONEOK Partners, L.P.	18	1,077
Plains All American Pipeline, L.P.(d)	103	5,200
Quicksilver Gas Services LP (j)	20	426
Regency Energy Partners LP	154	3,066
Targa Resources Partners LP	37	737
TC PipeLines, LP	10	352
See accompanying notes to financial statements.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
SCHEDULE OF INVESTMENTS
AS OF NOVEMBER 30, 2009
(amounts in 000’s)

	No. of
Description	Shares/Units	Value
Publicly Traded MLP and MLP Affiliate(i) — (Continued)
Teekay LNG Partners L.P.	102	$2,485
Teekay Offshore Partners L.P.	23	413
TransMontaigne Partners L.P.(j)	46	1,198
Williams Partners L.P.	139	3,923

		66,597

Other Private Equity(c) — 0.0%
ProPetro Services, Inc. — Warrants(b)(n)	2,905	—
Trident Resources Corp. — Warrants(o)	100	—

		—

Total Equity Investments (Cost $175,611)		161,112

	Interest		Maturity	Principal
	Rate		Date	Amount
Energy Debt Investments(c) — 23.3%
United States — 21.8%
Upstream — 9.4%
Antero Resources Finance Corp.	9.375%		12/01/17	$7,500		7,519
Hilcorp Energy Company	7.750		11/01/15	6,585		6,338
Petroleum Development Corporation	12.000		02/15/18	2,000		2,020

						15,877

Midstream & Other — 6.0%
Energy Future Holdings Corp.(p)	(q	)	10/10/14	9,209		6,861
North American Energy Alliance LLC	10.875		06/01/16	1,000		1,042
Targa Resources, Inc.	8.500		11/01/13	2,155		2,112

						10,015

Oilfield Services — 4.2%
Dresser, Inc.	(r	)	05/04/15	5,000		4,575
ProPetro Services, Inc.(b)	(s	)	02/15/13	35,000		2,500

						7,075

Coal — 2.2%
Drummond Company, Inc.	7.375		02/15/16	4,000		3,770

Total United States (Cost $67,224)						36,737

Canada — 1.5%
Upstream — 1.5%
Athabasca Oil Sands Corp.(t) (Cost $2,434)	13.000		7/30/11	(u	)	2,510

Total Energy Debt Investments (Cost $69,658)						39,247

Total Long-Term Investments (Cost $245,269)						200,359

See accompanying notes to financial statements.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
SCHEDULE OF INVESTMENTS
AS OF NOVEMBER 30, 2009
(amounts in 000’s)

	Interest	Maturity
Description	Rate	Date	Value
Short-Term Investments — 2.8%
Repurchase Agreements — 2.8%
J.P. Morgan Securities Inc. (Agreements dated 11/30/2009 to be repurchased at $4,710), collateralized by 4,798 in U.S. Treasury note (Cost $4,710)	0.070%	12/01/09	$4,710

Total Investments — 121.7% (Cost $249,979)			205,069

Senior Secured Revolving Credit Facility Borrowings			(56,000)
Other Assets in Excess of Total Liabilities			19,470

Net Assets			$168,539

(a)	Unless otherwise noted, equity investments are common units/common shares.

(b)	Fair valued and restricted security. See Notes 2, 4 and 8.

(c)	Unless otherwise noted, security is treated as an eligible portfolio company (“EPC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).

(d)	The Company believes that it may be an affiliate of Direct Fuels Partners, L.P and VantaCore Partners LP and that is an affiliate of Plains All American, L.P. See Note 6 – Agreements and Affiliations.

(e)	The Class A Convertible Preferred Units are convertible into Class A Common Units on a one-for-one basis at a price of $20.00 per unit.

(f)	The Class B Convertible Preferred Units are convertible into Class A Common Units on a one-for-one basis at a price of $18.50 per unit.

(g)	The Class C Convertible Preferred Units are convertible into Class A Common Units on a one-for-one basis at a price of $15.50 per unit.

(h)	Security is non-income producing.

(i)
Unless otherwise noted, security is not treated as an EPC under the 1940 Act. As a business development company, the Company is generally prohibited from acquiring assets other than qualifying assets unless at least 70% of its total assets (excluding deferred tax assets) are qualifying assets under the 1940 Act. As of November 30, 2009, the percentage of the Company’s total assets (excluding deferred tax assets) that are qualifying assets was 70.5%. See Note 3 – Qualifying Assets Under the 1940 Act.

(j)	All or a portion of the Company’s holdings in this security are treated as an EPC under the 1940 Act. See Note 3 – Qualifying Assets Under the 1940 Act.

(k)	Common units are unregistered but may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).
See accompanying notes to financial statements.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
SCHEDULE OF INVESTMENTS
AS OF NOVEMBER 30, 2009
(amounts in 000’s)

(l)	Unregistered common units which were placed in escrow for a period of 18 months following the sale of Millennium Midstream Partners, L.P. (the escrow account will be released on April 1, 2010).

(m)	Distributions are paid-in-kind.

(n)	Warrants relate to the Company’s floating rate senior secured second lien term loan facility with ProPetro Services, Inc. These warrants are non-income producing and expire on February 15, 2017.

(o)	Warrants are non-income producing and expire on November 30, 2013.

(p)	Energy Future Holdings Corp., formerly TXU Corp., is a privately-held energy company with a portfolio of competitive and regulated energy subsidiaries, including TXU Energy, Oncor and Luminant.

(q)	Floating rate senior secured second lien term loan facility. Security pays interest at a rate of LIBOR + 350 basis points (3.78% as of November 30, 2009).

(r)	Floating rate senior secured second lien term loan facility. Security pays interest at a rate of LIBOR + 575 basis points (5.99% as of November 30, 2009).

(s)
Floating rate senior secured second lien term loan facility. Security’s default interest rate is LIBOR + 1100 basis points, but the Company is not accruing interest income on this security. See Note 2 – Investment Income.

(t)	Security is not treated as an EPC under the 1940 Act.

(u)	Security’s principal amount is 2,500 Canadian dollars.
See accompanying notes to financial statements.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
STATEMENT OF ASSETS AND LIABILITIES
(amounts in 000’s, except share and per share amounts)

	February 28,
	2010	November 30,
	(Unaudited)	2009
ASSETS
Investments, at fair value:
Non-affiliated (Cost — $176,025 and $172,244)	$148,969	$136,857
Affiliated (Cost — $72,245 and $73,025)	61,833	63,502
Repurchase agreements (Cost — $11,320 and $4,710)	11,320	4,710

Total investments (Cost — $259,590 and $249,979)	222,122	205,069
Deferred income tax asset	15,698	20,135
Receivable for securities sold	3,515	14
Interest, dividends and distributions receivable, net	536	410
Debt issuance costs, prepaid expenses and other assets	223	392

Total Assets	242,094	226,020

LIABILITIES
Senior secured revolving credit facility	61,000	56,000
Payable for securities purchased	5,957	17
Investment management fee payable	913	858
Accrued directors’ fees and expenses	77	74
Accrued expenses and other liabilities	559	532

Total Liabilities	68,506	57,481

NET ASSETS	$173,588	$168,539

NET ASSETS CONSIST OF
Common stock, $0.001 par value (200,000,000 shares authorized at February 28, 2010 and November 30, 2009; 10,190,383 and 10,163,978 shares issued and outstanding at February 28, 2010 and November 30, 2009, respectively)	$10	$10
Paid-in capital	200,906	203,576
Accumulated net investment loss, net of income taxes, less distributions	(3,082)	(2,869)
Accumulated net realized losses on investments, net of income taxes	(48)	(3,272)
Net unrealized losses on investments, net of income taxes	(24,198)	(28,906)

NET ASSETS	$173,588	$168,539

NET ASSET VALUE PER SHARE	$17.03	$16.58

See accompanying notes to financial statements.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
STATEMENT OF OPERATIONS
(amounts in 000’s)
(UNAUDITED)

	Three Months Ended
	February 28,	February 28,
	2010	2009
INVESTMENT INCOME
Income
Dividends and Distributions:
Non-affiliated investments	$1,748	$2,678
Affiliated investments	791	1,949

Total dividends and distributions	2,539	4,627
Return of capital	(2,063)	(4,124)

Net dividends and distributions	476	503
Interest and other income	940	730

Total investment income	1,416	1,233

Expenses
Base investment management fees	913	777
Professional fees	162	224
Directors’ fees and expenses	75	75
Administration fees	35	53
Insurance	37	37
Custodian fees	16	15
Other expenses	134	205

Total Expenses — Before Interest Expense	1,372	1,386
Interest expense	379	384

Total Expenses	1,751	1,770

Net Investment Loss — Before Income Taxes	(335)	(537)
Deferred income tax benefit	122	192

Net Investment Loss	(213)	(345)

REALIZED AND UNREALIZED GAINS (LOSSES)
Net Realized Gains (Losses)
Investments	5,046	(2,547)
Foreign currency transactions	31	(6)
Options	—	—
Deferred income tax benefit (expense)	(1,853)	912

Net Realized Gains (Losses)	3,224	(1,641)

Net Change in Unrealized Gains (Losses)
Investments	7,441	(5,222)
Foreign currency translations	(27)	2
Options	—	17
Deferred income tax benefit (expense)	(2,706)	1,860

Net Change in Unrealized Gains (Losses)	4,708	(3,343)

Net Realized and Unrealized Gains (Losses)	7,932	(4,984)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$7,719	$(5,329)

See accompanying notes to financial statements.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
STATEMENT OF CHANGES IN NET ASSETS
(amounts in 000’s, except share amounts)

	Three Months
	Ended		For the Year
	February 28,		Ended
	2010		November 30,
	(Unaudited)		2009
OPERATIONS
Net investment income (loss)	$(213)		$1,073
Net realized gains (losses)	3,224		(10,736)
Net change in unrealized gains	4,708		27,892

Net Increase in Net Assets Resulting from Operations	7,719		18,229

DIVIDENDS AND DISTRIBUTIONS
Dividends	(3,011	)(1)	—
Distributions – return of capital	(38	)(1)	(13,143	)(2)

Dividends and Distributions	(3,049)		(13,143)

CAPITAL STOCK TRANSACTIONS
Issuance of 26,405 and 60,992 shares of common stock from reinvestment of dividends	379		766

Increase in Net Assets from Capital Stock Transactions	379		766

Total Increase in Net Assets	5,049		5,852

NET ASSETS
Beginning of period	168,539		162,687

End of period	$173,588		$168,539

(1)
This is an estimate of the characterization of the distributions paid to common stockholders for the three months ended February 28, 2010 as either a dividend (ordinary income) or distribution (return of capital). This estimate is based on the Company’s operating results during the period. The actual characterization of the common stock distributions made during the current year will not be determinable until after the end of the fiscal year when the Company can determine earnings and profits and, therefore, it may differ from the preliminary estimates.

(2)
The information presented in each of these items is a characterization of a portion of the total distributions paid to common stockholders for the fiscal year ended November 30, 2009 as either dividends (ordinary income) or distributions (return of capital). This characterization is based on the Company’s earnings and profits.

See accompanying notes to financial statements.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
STATEMENT OF CASH FLOWS
(amounts in 000’s)
(UNAUDITED)

	Three Months Ended
	February 28,	February 28,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net increase (decrease) in net assets resulting from operations	$7,719	$(5,329)
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided (used) by operating activities:
Purchase of long-term investments	(23,020)	(4,706)
Proceeds from sale of long-term investments	23,117	8,632
Sale (purchase) of short-term investments, net	(6,610)	1,262
Realized losses (gains) on investments	(5,046)	2,553
Return of capital distributions	2,063	4,124
Unrealized losses (gains) on investments	(7,441)	5,203
Deferred income tax expense (benefit)	4,437	(2,964)
Accretion of bond discount	(116)	(166)
Increase in deposits with brokers	—	(18)
Amortization of debt issuance costs	130	57
Decrease (increase) in receivable for securities sold	(3,501)	49
Increase in interest, dividends and distributions receivable	(126)	(178)
Decrease in prepaid expenses and other assets	39	205
Increase in payable for securities purchased	5,940	442
Increase (decrease) in investment management fee payable	55	(295)
Increase in accrued directors’ fees and expenses	3	—
Increase in option contracts written	—	17
Increase (decrease) in accrued expenses and other liabilities	27	(352)

Net Cash Provided by (Used in) Operating Activities	(2,330)	8,536

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from (repayments of) senior secured revolving credit facility	5,000	(5,000)
Cash distributions to stockholders	(2,670)	(3,536)

Net Cash Provided by (Used in) Financing Activities	2,330	(8,536)

NET CHANGE IN CASH	—	—
CASH — BEGINNING OF PERIOD	—	—

CASH — END OF PERIOD	$—	$—

Supplemental disclosure of cash flow information:
Non-cash financing activities not included herein consist of reinvestment of distributions pursuant to the Company’s dividend reinvestment plan of $379 and $0 for the three months ended February 28, 2010 and February 28, 2009, respectively.
During the three months ended February 28, 2010, there were no state income taxes paid and interest paid was $237. During the three months ended February 28, 2009, there were no state income taxes paid and interest paid was $846.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)
1. ORGANIZATION
Kayne Anderson Energy Development Company (the “Company”) was organized as a Maryland corporation on May 24, 2006. The Company is an externally managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company commenced investment operations on September 21, 2006. The Company’s shares of common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “KED.” For the fiscal year ended November 30, 2007 and prior periods, the Company was treated as a regulated investment company (“RIC”) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Since December 1, 2007, the Company has been taxed as a corporation. See Note 5 — Income Taxes.
The Company’s investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company seeks to achieve this objective by investing at least 80% of its total assets in securities of companies that derive the majority of their revenue from activities in the energy industry (“Energy Companies”), including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and selling of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane, to retail customers and industrial end-users.
2. SIGNIFICANT ACCOUNTING POLICIES
A. Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ materially from those estimates.
B. Reclassifications — Certain prior year amounts in the accompanying consolidated financial statements have been reclassified to conform to the current year’s presentation.
C. Calculation of Net Asset Value — The Company determines its net asset value as of the close of regular session trading on the NYSE no less frequently than the last business day of each quarter. Net asset value is computed by dividing the value of the Company’s assets (including accrued interest and distributions), less all of its liabilities (including accrued expenses, distributions payable and any borrowings) by the total number of common shares outstanding.
D. Investment Valuation — Readily marketable portfolio securities listed on any exchange other than the NASDAQ Stock Market, Inc. (“NASDAQ”) are valued, except as indicated below, at the last sale price on the business day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the most recent bid and asked prices on such day. Securities admitted to trade on the NASDAQ are valued at the NASDAQ official closing price. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined at the close of the exchange representing the principal market for such securities.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)
Equity securities traded in the over-the-counter market, but excluding securities admitted to trading on the NASDAQ, are valued at the closing bid prices. Energy debt securities that are considered corporate bonds are valued by using the mean of the bid and ask prices provided by an independent pricing service. For energy debt securities that are considered corporate bank loans, the fair market value is determined by using the mean of the bid and ask prices provided by the syndicate bank or principal market maker. When price quotes are not available, fair market value will be based on prices of comparable securities. In certain cases, the Company may not be able to purchase or sell energy debt securities at the quoted prices due to the lack of liquidity for these securities.
Exchange-traded options and futures contracts are valued at the last sale price at the close of trading in the market where such contracts are principally traded or, if there was no sale on the applicable exchange on such day, at the mean between the quoted bid and ask price as of the close of trading on such exchange.
The Company’s portfolio includes securities that are privately issued or illiquid. For these securities, as well as any other portfolio security held by the Company for which reliable market quotations are not readily available, valuations are determined in good faith by the board of directors of the Company under a valuation policy and a consistently applied valuation process. Unless otherwise determined by the board of directors, the following valuation process, approved by the board of directors, is used for such securities:
•	Investment Team Valuation. The applicable investments are valued by senior professionals of KA Fund Advisors, LLC (“KAFA”) responsible for the portfolio investments.
•
Investment Team Valuation Documentation. Preliminary valuation conclusions are documented and discussed with senior management of KAFA. Such valuations are submitted to the Valuation Committee (a committee of the board of directors) on a quarterly basis.

•
Valuation Committee. The Valuation Committee meets each quarter to consider new valuations presented by KAFA, if any, which were made in accordance with the Valuation Procedures in such quarter. The Valuation Committee’s valuation determinations are subject to ratification by the board.

•
Valuation Firm. No less frequently than quarterly, a third-party valuation firm engaged by the board of directors reviews the valuation methodologies and calculations employed for these securities. The independent valuation firm provides third-party valuation consulting services to the board of directors which consist of certain limited procedures that the Company identified and requested them to perform. For the three months ended February 28, 2010, the independent valuation firm provided limited procedures on investments in six portfolio companies, comprising approximately 44.5% of the total investments as of February 28, 2010. Upon completion of the limited procedures, the independent valuation firm concluded that the fair value of those investments subjected to the limited procedures did not appear to be unreasonable.

•
Board of Directors Determination. The board of directors considers the valuations provided by KAFA and the Valuation Committee and ratifies valuations for the applicable securities at each quarterly board meeting. The board of directors considers the reports provided by the third-party valuation firm in reviewing and determining in good faith the fair value of the applicable portfolio securities.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)
During the course of such valuation process, whenever possible, privately-issued equity and debt investments are valued using comparisons of valuation ratios of the portfolio companies that issued such equity and debt securities to any peer companies that are publicly traded. The value derived from this analysis is then discounted to reflect the illiquid nature of the investment. The Company also utilizes comparative information such as acquisition transactions, public offerings or subsequent equity sales to corroborate its valuations. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments in privately-issued securities may differ significantly from the values that would have been used had a ready market existed for such investments, and the differences could be material.
Factors that the Company may take into account in fair value pricing its investments include, as relevant, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, comparison to publicly traded securities, the nature and realizable value of any collateral and other relevant factors.
Unless otherwise determined by the board of directors, securities that are convertible into or otherwise will become publicly traded (e.g., through subsequent registration or expiration of a restriction on trading) will be valued through the process described above, using a valuation based on the market value of the publicly traded security less a discount. The discount will initially be equal in amount to the discount negotiated at the time of purchase. To the extent that such securities are convertible or otherwise become publicly traded within a time frame that may be reasonably determined, KAFA will determine an applicable discount in accordance with a methodology approved by the Valuation Committee.
At February 28, 2010, the Company held 56.9% of its net assets applicable to common stockholders (40.8% of total assets) in securities that were fair valued pursuant to the procedures adopted by the board of directors. The aggregate fair value of these securities at February 28, 2010 was $98,765. See Note 8 — Restricted Securities.
At November 30, 2009, the Company held 58.9% of its net assets applicable to common stockholders (43.9% of total assets) in securities that were fair valued pursuant to the procedures adopted by the board of directors. The aggregate fair value of these securities at November 30, 2009 was $99,192. Note 8 — Restricted Securities.
E. Repurchase Agreements — The Company has agreed to purchase securities from financial institutions subject to the seller’s agreement to repurchase them at an agreed-upon time and price (“repurchase agreements”). The financial institutions with whom the Company enters into repurchase agreements are banks and broker/dealers which KAFA considers creditworthy. The seller under a repurchase agreement is required to maintain the value of the securities as collateral, subject to the agreement, at not less than the repurchase price plus accrued interest. KAFA monitors daily the mark-to-market of the value of the collateral, and, if necessary, requires the seller to maintain additional securities, so that the value of the collateral is not less than the repurchase price. Default by or bankruptcy of the seller would, however, expose the Company to possible loss because of adverse market action or delays in connection with the disposition of the underlying securities.
F. Security Transactions — Security transactions are accounted for on the date the securities are purchased or sold (trade date). Realized gains and losses are reported on an identified cost basis.
G. Derivative Financial Instruments — The Company may utilize derivative financial instruments in its operations.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)
Interest rate swap contracts. The Company may use interest rate swap contracts to hedge against increasing interest expense on its leverage resulting from increases in short term interest rates. The Company does not hedge any interest rate risk associated with portfolio holdings. Interest rate transactions the Company may use for hedging purposes may expose it to certain risks that differ from the risks associated with its portfolio holdings. A decline in interest rates may result in a decline in the value of the swap contracts, which, everything else being held constant, would result in a decline in the net assets of the Company. In addition, if the counterparty to an interest rate swap or cap defaults, the Company would not be able to use the anticipated net receipts under the interest rate swap or cap to offset its cost of financial leverage.
Interest rate swap contracts are recorded at fair value with changes in value during the reporting period, and amounts accrued under the agreements, included as unrealized gains or losses in the Statement of Operations. Monthly cash settlements under the terms of interest rate swap agreements are recorded as realized gains or losses in the Statement of Operations. The Company generally values interest rate swap contracts based on dealer quotations, if available, or by discounting the future cash flows from the stated terms of the interest rate swap agreement by using interest rates currently available in the market.
Option contracts. The Company is exposed to financial market risks including changes in the valuations of its investment portfolio. The Company may purchase or write (sell) call options. A call option on a security is a contract that gives the holder of the option, in return for a premium, the right to buy from the writer of the option the security underlying the option at a specified exercise price at any time during the term of the option.
The Company would normally purchase call options in anticipation of an increase in the market value of securities of the type in which it may invest. The Company would ordinarily realize a gain on a purchased call option if, during the option period, the value of such securities exceeded the sum of the exercise price, the premium paid and transaction costs; otherwise the Company would realize either no gain or a loss on the purchased call option. The Company may also purchase put option contracts. If a purchased put option is exercised, the premium paid increases the cost basis of the securities sold by the Company.
The Company may also write (sell) call options with the purpose of generating income or reducing its ownership of certain securities. The writer of an option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price.
When the Company writes a call option, an amount equal to the premium received by the Company is recorded as a liability and is subsequently adjusted to the current fair value of the option written. Premiums received from writing options that expire unexercised are treated by the Company on the expiration date as realized gains from investments. If the Company repurchases a written call option prior to its exercise, the difference between the premium received and the amount paid to repurchase the option is treated as a realized gain or loss. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security in determining whether the Company has realized a gain or loss. The Company, as the writer of an option, bears the market risk of an unfavorable change in the price of the security underlying the written option.
H. Return of Capital Estimates — Distributions received from the Company’s investments in master limited partnerships (“MLPs”) generally are comprised of income and return of capital. The Company records investment income and return of capital based on estimates made at the time such distributions are received. Such estimates are based on historical information available from MLPs and other industry sources. These estimates may subsequently be revised based on information received from MLPs after their tax reporting periods are concluded.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)
The following table sets forth the Company’s estimated return of capital for distributions received from its public and private MLPs, both as a percentage of total distributions and in thousands of dollars. The return of capital portion of the distributions is a reduction to investment income and results in an equivalent reduction in the cost basis of the associated investments and increases Net Realized Gains and Net Change in Unrealized Gains in each of the comparative periods.

	Three Months Ended
	February 28,	February 28,
	2010	2009
Distributions received, return of capital portion	81%	89%
Return of capital — attributable to Net Realized Gains	$872	$569
Return of capital — attributable to Net Change in Unrealized Gains	1,191	3,555

Total return of capital	$2,063	$4,124

I. Investment Income — The Company records dividends and distributions on the ex-dividend date. Interest income is recognized on the accrual basis, including amortization of premiums and accretion of discounts to the extent that such amounts are expected to be collected. When investing in securities with payment in-kind interest, the Company will accrue interest income during the life of the security even though it will not be receiving cash as the interest is accrued. To the extent that interest income to be received is not expected to be realized, a reserve against income is established.
Many of the Company’s debt securities were purchased at a discount or premium to the par value of the security. The non-cash accretion of a discount to par value increases interest income while the non-cash amortization of a premium to par value decreases interest income. The amount of these non-cash adjustments can be found in the Company’s Statement of Cash Flows. The non-cash accretion of a discount increases the cost basis of the debt security, which results in an offsetting unrealized loss. The non-cash amortization of a premium decreases the cost basis of the debt security which results in an offsetting unrealized gain. To the extent that par value is not expected to be realized, the Company discontinues accruing the non-cash accretion of the discount to par value of the debt security.
During the quarter ended February 28, 2010, the Company recognized no interest income related to its investment in ProPetro Services, Inc. (“ProPetro”). During the quarter, the Company discontinued the non-cash accretion of the discount to par value of the debt security based on its expectation that it will not realize par value on its investment. During the quarter ended February 28, 2009, the Company recognized interest income of $102 related to its debt investment in ProPetro. This interest income is the result of the non-cash accretion of the discount to par value of this debt security. The Company also recognized an equal and offsetting unrealized loss related to the original discount on the Company’s investment in ProPetro.
The Company’s stock dividends and distributions consist of additional units of Enbridge Energy Management, L.L.C., Kinder Morgan Management, LLC., and Direct Fuels Partners, L.P. The additional units are not reflected in investment income during the period received but are recorded as unrealized gains upon receipt. During each of the fiscal periods set forth below, the Company received the following stock dividends in total from Enbridge Energy Management, L.L.C., Kinder Morgan Management, LLC and Direct Fuels Partners, L.P.

	Three Months Ended
	February 28,
	2010	2009
Enbridge Energy Management, L.L.C.	$27	$24
Kinder Morgan Management, LLC	36	36
Direct Fuels Partners L.P.	1,211	—

Total stock dividends	$1,274	$60

J. Distributions to Stockholders — Distributions to common stockholders are recorded on the ex-dividend date. The estimated characterization of the distributions paid to common stockholders will be either a dividend (ordinary income) or distribution (return of capital). This estimate is based on the Company’s operating results during the period. The actual characterization of the common stock distributions made for the current year will not be determinable until after the end of the fiscal year when the Company can determine earnings and profits and, therefore, it may differ from the preliminary estimates.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)
K. Income Taxes —The Company is taxed as a corporation and pays federal and applicable state corporate taxes on its taxable income. The Company invests its assets primarily in MLPs, which generally are treated as partnerships for federal income tax purposes. As a limited partner in the MLPs, the Company includes its allocable share of the MLPs’ taxable income in computing its own taxable income. Deferred income taxes reflect (i) taxes on unrealized gains/(losses), which are attributable to the temporary difference between fair market value and tax basis, (ii) the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and (iii) the net tax benefit of accumulated net operating and capital losses. To the extent the Company has a deferred tax asset, consideration is given as to whether or not a valuation allowance is required. The need to establish a valuation allowance for deferred tax assets is assessed periodically by the Company based on the Income Tax Topic of the FASB Accounting Standards Codification that it is more likely than not that some portion or all of the deferred tax asset will not be realized. In the assessment for a valuation allowance, consideration is given to all positive and negative evidence related to the realization of the deferred tax asset. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability (which are highly dependent on future cash distributions from the Company’s MLP holdings), the duration of statutory carryforward periods and the associated risk that operating and capital loss carryforwards may expire unused.
The Company may rely to some extent on information provided by the MLPs, which may not necessarily be timely, to estimate taxable income allocable to the MLP units held in the portfolio and to estimate the associated deferred tax liability. Such estimates are made in good faith. From time to time, as new information becomes available, the Company modifies its estimates or assumptions regarding the deferred tax liability (asset).
The Company’s policy is to classify interest and penalties associated with underpayment of federal and state income taxes, if any, as income tax expense on its Statement of Operations. As of February 28, 2010, the Company does not have any interest or penalties associated with the underpayment of any income taxes. All tax years since inception remain open and subject to examination by tax jurisdictions.
L. Indemnifications — Under the Company’s organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Company. In addition, in the normal course of business, the Company enters into contracts that provide general indemnification to other parties. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred, and may not occur. However, the Company has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.
M. Foreign Currency Translations — The books and records of the Company are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis: (i) market value of investment securities, assets and liabilities at the rate of exchange as of the valuation date; and (ii) purchases and sales of investment securities, income and expenses at the relevant rates of exchange prevailing on the respective dates of such transactions.
The Company does not isolate that portion of gains and losses on investments in equity and debt securities which is due to changes in the foreign exchange rates from that which is due to changes in market prices of equity securities. Accordingly, realized and unrealized foreign currency gains and losses with respect to such securities are included in the reported net realized and unrealized gains and losses on investment transactions balances.
Net realized foreign exchange gains or losses represent gains and losses from transactions in foreign currencies and foreign currency contracts, foreign exchange gains or losses realized between the trade date and settlement date on security transactions, and the difference between the amounts of interest and dividends recorded on the Company’s books and the U.S. dollar equivalent of such amounts on the payment date.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)
Net unrealized foreign exchange gains or losses represent the difference between the cost of assets and liabilities (other than investments) recorded on the Company’s books from the value of the assets and liabilities (other than investments) on the valuation date.
3. QUALIFYING ASSETS UNDER THE 1940 ACT
As a BDC under the 1940 Act, the Company is generally prohibited from acquiring assets other than qualifying assets unless at least 70% of its total assets, excluding deferred taxes, are qualifying assets under the 1940 Act. The Company makes investments in eligible portfolio companies (“EPC”) and other qualifying assets. EPCs generally include various domestic private companies and related investments, but also include certain public companies with outstanding common equity with a total market value of less than $250 million.
As of February 28, 2010 and November 30, 2009, the percentages of the Company’s EPCs and other qualifying assets compared to total assets (excluding deferred taxes) are set forth below.

	February 28,
	2010	November 30,
	(Unaudited)	2009
Qualifying assets:
Private MLPs and other private equity	$93,942	$94,515

Publicly traded MLP and MLP Affiliate investments:
Capital Products Partners L.P.(1)	636	555
Eagle Rock Energy Partners, L.P. (2)	7,078	5,950
Global Partners LP(1)	414	392
Navios Maritime Partners L.P. (1)	879	792
Quicksilver Gas Services LP(1)	271	281
TransMontaigne Partners L.P. (1)	1,272	1,198

	$10,550	$9,168

Energy debt investments	42,032	36,737
Repurchase agreement and deposits with brokers	11,320	4,710
Receivable for securities sold	3,515	14

Qualifying assets	$161,359	$145,144

Total assets:
Total assets	$242,094	$226,020
Less: deferred income tax asset	(15,698)	(20,135)

Total assets, net	$226,396	$205,885

Qualifying assets as a percentage of total assets	71.3%	70.5%

(1)	Securities of publicly traded MLPs were designated as EPCs since their total market capitalization was less than $250 million within the 60 day period prior to their purchase.

(2)
Represents units received as partial consideration related to the sale of Millennium Midstream Partners, L.P. (Millennium was a Private MLP investment) to Eagle Rock Energy Partners, L.P. on October 1, 2008. BDC rules consider securities received as consideration from the sale of an EPC to be an EPC.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)
4. FAIR VALUE
As required by the Fair Value Measurement and Disclosures of the FASB Accounting Standards Codification, the Company has performed an analysis of all assets and liabilities measured at fair value to determine the significance and character of all inputs to their fair value determination.
The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into the following three broad categories:
•	Level 1 — Quoted unadjusted prices for identical instruments in active markets to which the Company has access at the date of measurement.
•
Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets. Level 2 inputs are those in markets for which there are few transactions, the prices are not current, little public information exists or instances where prices vary substantially over time or among brokered market makers.

•
Level 3 — Model derived valuations in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are those inputs that reflect the Company’s own assumptions that market participants would use to price the asset or liability based on the best available information.

Note that the valuation levels below are not necessarily an indication of the risk or liquidity associated with the underlying investment. For instance, the Company’s repurchase agreements, which are collateralized by U.S. Treasury notes, are generally high quality and liquid; however, the Company reflects these repurchase agreements as Level 2 because the inputs used to determine fair value may not always be quoted prices in an active market.
The following table presents our assets measured at fair value on a recurring basis at February 28, 2010.

		Quoted Prices in	Prices with Other	One or More
		Active Markets	Observable Inputs	Unobservable Inputs
Assets at Fair Value	Total	(Level 1)	(Level 2)	(Level 3)
Equity investments	$166,253	$71,488	$—	$94,765
Energy debt investments	44,549	—	40,549	4,000
Repurchase agreement	11,320	—	11,320	—

Total assets at fair value	$222,122	$71,488	$51,869	$98,765

The following table presents our assets measured at fair value on a recurring basis at November 30, 2009.

		Quoted Prices in	Prices with Other	One or More
		Active Markets	Observable Inputs	Unobservable Inputs
Assets at Fair Value	Total	(Level 1)	(Level 2)	(Level 3)
Equity investments	$161,112	$64,420	$—	$96,692
Energy debt investments	39,247	—	36,747	2,500
Repurchase agreement	4,710	—	4,710	—

Total assets at fair value	$205,069	$64,420	$41,457	$99,192

The Company did not have any liabilities that were measured at fair value on a recurring basis at February 28, 2010 or November 30, 2009.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)
In January 2010, the FASB Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2010-06 “Improving Disclosures about Fair Value Measurements.” ASU 2010-06 amends FASB Accounting Standards Codification Topic, Fair Value Measurements and Disclosures, to require additional disclosures regarding fair value measurements. Certain disclosures required by ASU No. 2010-06 are effective for interim and annual reporting periods beginning after December 15, 2009, and other required disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Management is currently evaluating the impact ASU No. 2010-06 will have on its financial statement disclosures.
The following table presents our assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the three months ended February 28, 2010.

	Equity	Energy Debt	Total
Balance — November 30, 2009	$96,692	$2,500	$99,192
Transfers out of Level 3	(1,500)	—	(1,500)
Realized gains (losses)	—	—	—
Unrealized gains (losses), net	(1,638)	1,500	(138)
Purchases, issuances or settlements	1,211	—	1,211

Balance — February 28, 2010	$94,765	$4,000	$98,765

The $138 of unrealized losses, net, presented in the table above relates to investments that are still held at February 28, 2010, and the Company presents these unrealized losses on the Consolidated Statement of Operations — Net Change in Unrealized Gains (Losses).
The following table presents our assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the three months ended February 28, 2009.

	Equity	Energy Debt	Total
Balance — November 30, 2008	$104,708	$10,000	$114,708
Transfers out of Level 3	(454)	—	(454)
Realized gains (losses)	—	—	—
Unrealized losses, net	(5,259)	(5,500)	(10,759)
Purchases, issuances or settlements	—	—	—

Balance — February 28, 2009	$98,995	$4,500	$103,495

The $10,759 of unrealized losses, net, presented in the table above relates to investments that were still held at November 30, 2009, and the Company presents these unrealized losses on the Consolidated Statement of Operations — Net Change in Unrealized Gains (Losses).
The Company did not have any liabilities that were measured at fair value on a recurring basis using significant unobservable inputs (Level 3) at February 28, 2010, November 30, 2009 or February 28, 2009.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)
5. INCOME TAXES
Deferred income taxes reflect (i) taxes on unrealized gains/(losses), which are attributable to the difference between fair market value and tax basis, (ii) the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and (iii) the net tax benefit of accumulated net operating losses. Components of the Company’s deferred tax assets and liabilities are as follows:

	February 28,
	2010	November 30,
	(Unaudited)	2009
Deferred tax assets:
Organizational costs	$17	$18
Net operating loss carryforwards	2,279	2,442
Net capital loss carryforwards	6,129	7,333
Net unrealized losses on investment securities	9,119	11,703
Deferred tax liabilities:
Basis reductions resulting from estimated return of capital	(1,846)	(1,361)

Total net deferred tax asset	$15,698	$20,135

At February 28, 2010 the Company had a federal net operating loss carryforward of $6,363 (deferred tax asset of $2,179). Realization of the deferred tax assets and net operating loss carryforwards are dependent, in part, on generating sufficient taxable income prior to expiration of the loss carryforwards. If not utilized, $6,363 of the net operating loss carryforward will expire in 2028. In addition, the Company has state net operating losses which total approximately $4,350 (deferred tax asset of $100). These state net operating losses expire in 2014 through 2028.
At February 28, 2010, the Company had a capital loss carryforward of $16,775 (deferred tax asset of $6,129). Realization of the capital loss carryforwards are dependent on generating sufficient capital gains prior to the expiration of the capital loss carryforward in 2014.
The Company periodically reviews the recoverability of its deferred tax asset based on the weight of objective evidence and criteria of whether it is more likely than not that the asset would be utilized under the FASB Accounting for Income Tax Codification. The Company’s analysis of the need for a valuation allowance considers the occurrence of a cumulative loss over the three year period ended November 30, 2009 and through first quarter 2010. A significant portion of the Company’s net pre-tax losses related to unrealized depreciation of investments that occurred during fourth quarter 2008 as a result of the unprecedented decline in the overall financial, commodity and MLP markets.
When assessing the recoverability of its deferred tax asset, significant weight was given to the Company’s forecast of future taxable income, which is based principally on the expected continuation of cash distributions from the Company’s MLP holdings and interest income from its energy debt holdings at or near current levels. Consideration was also given to the effects of potential additional future realized and unrealized losses on investments and the period over which these deferred tax assets can be realized, as the expiration date for the federal tax loss carryforwards is 18 years.
Based on the Company’s assessment, it has determined that it is more likely than not that the net deferred tax asset will be realized through future taxable income of the appropriate character. Accordingly, no valuation allowance has been established for the Company’s net deferred tax asset.
The Company will continue to assess the need for a valuation allowance in the future. The Company will review its financial forecasts in relation to actual results and expected trends on an ongoing basis. Unexpected significant decreases in cash distributions from the Company’s MLP holdings or significant declines in the fair value of its portfolio of investments may change the Company’s assessment regarding the recoverability of its deferred tax asset and would likely result in a valuation allowance. If a valuation allowance is required to reduce the deferred tax asset in the future, it could have a material impact on the Company’s net asset value and results of operations in the period it is recorded.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)
As of February 28, 2010 and November 30, 2009, the identified cost of investments for federal income tax purposes was $246,329 and $236,370, respectively. The cost basis of investments includes a $13,262 and $13,608 reduction in basis attributable to the Company’s portion of the allocated losses from its MLP investments at February 28, 2010 and November 30, 2009, respectively. Gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

	February 28,
	2010	November 30,
	(Unaudited)	2009

Gross unrealized appreciation of investments	$27,689	$22,300
Gross unrealized depreciation of investments	(51,896)	(53,601)

Net unrealized depreciation before tax	$(24,207)	$(31,301)

Components of the Company’s income tax benefit (expense) for the following comparative periods were as follows:

	Three Months Ended
	February 28,	February 28,
	2010	2009
Deferred income tax benefit — net investment loss	$122	192
Deferred income tax benefit (expense) — realized losses (gains)	(1,853)	912
Deferred income tax benefit (expense) — unrealized losses (gains)	(2,706)	1,860

Income tax benefit (expense)	$(4,437)	$2,964

For the three months ended February 28, 2010 and 2009, the effective tax rate was 36.5% and 35.8%, respectively.
The Company’s policy is to classify interest and penalties associated with underpayment of federal and state income taxes, if any, as income tax expense on its Statement of Operations. As of February 28, 2010, the Company does not have any interest or penalties associated with the underpayment of any income taxes. All tax years since inception remain open and subject to examination by tax jurisdictions.
6. AGREEMENTS AND AFFILIATIONS
A. Administration Agreement — The Company has entered into an Administration Agreement (the “Administration Agreement”) with Ultimus Fund Solutions, LLC (“Ultimus”). Pursuant to the Administration Agreement, Ultimus will provide certain administrative services for the Company. The Administration Agreement has automatic one-year renewals unless earlier terminated by either party as provided under the terms of the Administration Agreement.
B. Investment Management Agreement — The Company has entered into an investment management agreement with KAFA under which the Company has material future rights and commitments. Pursuant to the investment management agreement, KAFA has agreed to serve as investment adviser and provide significant managerial assistance to portfolio companies to which the Company is required to provide such assistance. Payments under the investment management agreement include (1) a base management fee, (2) an incentive fee, and (3) reimbursement of certain expenses.
Base Investment Management Fee. The Company pays an amount equal on an annual basis to 1.75% of average total assets to KAFA as compensation for services rendered. This amount is payable each quarter after the end of the quarter. For purposes of calculating the base management fee, the “average total assets” for each quarterly period are determined by averaging the total assets at the last day of that quarter with the total assets at the last day of the prior quarter. Total assets (excluding deferred taxes) shall equal gross asset value (which includes assets attributable to or proceeds from the use of Leverage Instruments), minus the sum of accrued and unpaid dividends on common stock and accrued and unpaid dividends on preferred stock and accrued liabilities (other than liabilities associated with leverage and deferred taxes). Liabilities associated with leverage include the principal amount of any borrowings, commercial paper or notes that the Company may issue, the liquidation preference of outstanding preferred stock, and other liabilities from other forms of leverage such as short positions and put or call options held or written by the Company.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)
Incentive Fee. The incentive fee consists of two parts. The first part of the incentive fee (the “Net Investment Income Fee”), which is calculated and payable quarterly in arrears, equals 20% of the excess, if any, of Adjusted Net Investment Income for the quarter over a quarterly hurdle rate equal to 1.875% (7.50% annualized) of average net assets for the quarter. Average net assets is calculated by averaging net assets at the last day of the quarter and at the last day of such prior quarter or commencement of operations (“net assets” is defined as total assets less total liabilities (including liabilities associated with Leverage Instruments) determined in accordance with GAAP.
For this purpose, “Adjusted Net Investment Income” means interest income (including accrued interest that the Company has not yet received in cash), dividend and distribution income from equity investments (but excluding that portion of cash distributions that are treated as a return of capital) and any other income, including any other fees, such as commitment, origination, syndication, structuring, diligence, monitoring and consulting fees or other fees that the Company receives from portfolio companies (other than fees for providing significant managerial assistance to portfolio companies) accrued during the fiscal quarter, minus operating expenses for the quarter (including the base management fee, any interest expense, dividends paid on issued and outstanding preferred stock, if any, and any accrued income taxes related to net investment income, but excluding the incentive fee). Adjusted Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital gains or losses. Accordingly, the Company pays an incentive fee based partly on accrued interest, the collection of which is uncertain or deferred. Adjusted Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. For example, accrued interest, if any, on investments in zero coupon bonds (if any) would be included in the calculation of the incentive fee, even though the Company would not receive any cash interest payments in respect of payment on the bond until its maturity date. Thus, if the Company does not have sufficient liquid assets to pay this incentive fee or distributions to stockholders, the Company may be required to liquidate assets.
The second part of the incentive fee (the “Capital Gains Fee”) is determined and payable in arrears as of the end of each fiscal year (or upon termination of the investment management agreement, as of the termination date), and equals (1) 20% of (a) net realized capital gains (aggregate realized capital gains less aggregate realized capital losses) on a cumulative basis from the closing date of the initial offering to the end of such fiscal year, less (b) any unrealized capital losses at the end of such fiscal year based on the valuation of each investment on the applicable calculation date compared to its adjusted cost basis (such difference, “Adjusted Realized Capital Gains”), less (2) the aggregate amount of all Capital Gains Fees paid to KAFA in prior fiscal years. The calculation of the Capital Gains Fee includes any capital gains that result from the cash distributions that are treated as a return of capital. In that regard, any such return of capital is treated as a decrease in the cost basis of an investment for purposes of calculating the Capital Gains Fee.
Realized capital gains on an investment are calculated as the excess of the net amount realized from the sale or other disposition of such security over the adjusted cost basis for the security. Realized capital losses on a security are calculated as the amount by which the net amount realized from the sale or other disposition of such security is less than the adjusted cost basis of such security. Unrealized capital loss on a security is calculated as the amount by which the adjusted cost basis of such security exceeds the fair value of such security at the end of a fiscal year.
Components of the Company’s management fees for the comparative financial periods are as follows:

	Three Months Ended
	February 28,	February 28,
	2010	2009
Base investment management fees	$913	$777

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)
C. Portfolio Companies — From time to time, the Company may “control” or may be an “affiliate” of one or more portfolio companies, each as defined in the 1940 Act. In general, under the 1940 Act, the Company would “control” a portfolio company if the Company owned 25% or more of its outstanding voting securities and would be an “affiliate” of a portfolio company if the Company owned 5% or more of its outstanding voting securities. The 1940 Act contains prohibitions and restrictions relating to transactions between investment companies and their affiliates (including the Company’s investment adviser), principal underwriters and affiliates of those affiliates or underwriters.
The Company believes that there is significant ambiguity in the application of existing SEC staff interpretations of the term “voting security” to complex structures such as limited partnership interests of the kind in which the Company invests. As a result, it is possible that the SEC staff may consider that certain securities investments in limited partnerships are voting securities under the staff’s prevailing interpretations of this term. If such determination is made, the Company may be regarded as a person affiliated with and controlling the issuer(s) of those securities for purposes of Section 17 of the 1940 Act.
In light of the ambiguity of the definition of voting securities, the Company does not intend to treat any class of limited partnership interests that it holds as “voting securities” unless the security holders of such class currently have the ability, under the partnership agreement, to remove the general partner (assuming a sufficient vote of such securities, other than securities held by the general partner, in favor of such removal) or the Company has an economic interest of sufficient size that otherwise gives it the de facto power to exercise a controlling influence over the partnership. The Company believes this treatment is appropriate given that the general partner controls the partnership, and without the ability to remove the general partner or the power to otherwise exercise a controlling influence over the partnership due to the size of an economic interest, the security holders have no control over the partnership.
Affiliated Investments.
Direct Fuels Partners, L.P. — At February 28, 2010, the Company held a 39.0% limited partnership interest in Direct Fuels Partners, L.P. (“Direct Fuels”). The Company believes that the limited partnership interests of Direct Fuels should not be considered voting securities for purposes of the 1940 Act because of the limited scope and character of the rights of such securities. The Company’s President and Chief Executive Officer serves as a director on the board of the general partner for Direct Fuels. Although the Company does not own any interest in the general partner of Direct Fuels, it believes that it may be an affiliate of Direct Fuels under the 1940 Act by virtue of its participation on the board of the general partner.
Plains All American Pipeline, L.P. — Robert V. Sinnott is a member of the Company’s board of directors and a senior executive of Kayne Anderson Capital Advisors, L.P. (“KACALP”), the managing member of KAFA. Mr. Sinnott also serves as a director on the board of Plains All American GP LLC, the general partner of Plains All American Pipeline, L.P. Members of senior management of KACALP and KAFA and various affiliated funds managed by KACALP own units of Plains All American GP LLC. Various advisory clients of KACALP and KAFA, including the Company, own units in Plains All American Pipeline, L.P. The Company believes that it is an affiliate of Plains All American Pipeline, L.P. under the 1940 Act by virtue of the ownership interests in the general partner by the Company’s affiliates.
VantaCore Partners LP — At February 28, 2010, the Company held a 39.0% limited partnership interest in VantaCore Partners LP (“VantaCore”). The Company believes that the limited partnership interests of VantaCore should not be considered voting securities for purposes of the 1940 Act because of the limited scope and character of the rights of such securities. One of the Company’s Senior Vice Presidents serves as a director on the board of the general partner for VantaCore. Although the Company does not own any interest in the general partner of VantaCore, it believes that it may be an affiliate of VantaCore under the 1940 Act by virtue of its participation on the board of the general partner.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)
Non-Affiliated Investments.
International Resource Partners LP — At February 28, 2010, the Company held a 23.6% limited partnership interest in International Resource Partners LP (“IRP”). The Company believes that the limited partnership interests of IRP should not be considered voting securities for purposes of the 1940 Act because of the limited scope and character of the rights of such securities. The Company does not have a member of its management team serving as a director on the board of the general partner for IRP, but does have observation rights with respect to IRP’s board meetings. The Company believes that the Company does not have the power to exercise a controlling influence over the management or policies of this partnership or the general partner of IRP. Accordingly, the Company believes that it is not an affiliate of IRP under the 1940 Act.
Quest Midstream Partners, L.P. — At February 28, 2010, the Company held a 2.6% limited partnership interest in Quest Midstream Partners, L.P. (“Quest”). The Company believes that the limited partnership interests of Quest should not be considered voting securities for purposes of the 1940 Act because of the limited scope and character of the rights of such securities. One of the Company’s Executive Vice Presidents served as a director on the board of the general partner for Quest from November 2008 until June 2009. As of February 28, 2010, the Company believes that the Company does not have the power to exercise a controlling influence over the management or policies of this partnership or the general partner of Quest. Accordingly, the Company believes that it was not an affiliate of Quest under the 1940 Act.
On March 5, 2010, Quest and its two affiliated companies announced completion of a recombination transaction. As a result of the recombination, the Quest entities merged to form PostRock Energy Corporation (“PostRock”). The Company does not have a member of management that serves as a director of PostRock and does not consider PostRock an affiliate under the 1940 Act.
7. INVESTMENT TRANSACTIONS
For the three months ended February 28, 2010, the Company purchased and sold securities in the amount of $23,020 and $23,117 (excluding short-term investments). For the three months ended February 28, 2009, the Company purchased and sold securities in the amount of $4,706 and $8,632 (excluding short-term investments).
8. RESTRICTED SECURITIES
From time to time, certain of the Company’s investments may be restricted as to resale. For instance, private investments that are not registered under the Securities Act, and cannot be offered for public sale in a non-exempt transaction without first being registered. In other cases, certain of the Company’s investments have restrictions such as lock-up agreements that preclude the Company from offering these securities for public sale.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)
At February 28, 2010, the Company held the following restricted securities.

				Number of
				Units,
				Warrants, or			Fair Value	Percent	Percent
		Acquisition	Type of	Principal ($)	Cost	Fair	per Unit/	of Net	of Total
Investment	Security	Date	Restriction	(in 000s)	Basis	Value	Warrant	Assets	Assets

Direct Fuels Partners, L.P (1)	Class A Common Units	6/11/07	(2)	2,500	$41,817	$27,500	$11.00	15.8%	11.4%
Direct Fuels Partners, L.P.	Class A Convertible Preferred Units(3)	5/14/09	(2)	96	1,952	1,669	17.30	1.0	0.7
Direct Fuels Partners, L.P.	Class B Convertible Preferred Units(3)	8/25/09	(2)	27	538	477	17.75	0.3	0.2
Direct Fuels Partners, L.P.	Class C Convertible Preferred Units(3)	11/20/09	(2)	20	408	383	18.85	0.2	0.2
Direct Fuels Partners, L.P.	Class D Preferred Units	(4)	(2)	61	—	1,211	20.00	0.7	0.5
Eagle Rock Energy Partners, L.P.	Common Units	10/01/08	(5)	146	1,543	823	5.60	0.5	0.3
International Resource Partners LP(6)	Class A Units	6/12/07	(2)	1,500	27,893	36,000	24.00	20.7	14.9
ProPetro Services, Inc.	Warrants	2/15/07	(2)	2,905	2,469	—	—	—	—
ProPetro Services, Inc.	Secured Term Loan	2/15/07	(2)	$35,000	33,320	4,000	n/a	2.3	1.6
Quest Midstream Partners, L.P.	Common Units	10/30/07	(2)	361	6,584	1,803	5.00	1.0	0.7
VantaCore Partners LP (7)	Class A Common Units	5/21/07,	(2)
		8/04/08		1,465	23,835	24,899	17.00	14.4	10.3

Total of securities valued in accordance with procedures established by the board of directors(8)					$140,359	$98,765		56.9%	40.8%

Antero Resources Finance Corp.	Senior Notes	(9)	(2)	$9,500	$9,604	$9,690	n/a	5.6%	4.0%
Athabasca Oil Sands Corp.	Senior Notes	(9)	(2)	$2,500	2,434	2,517	n/a	1.5	1.0
Energy Future Holdings Corp.	Senior Notes	(9)	(2)	$5,000	5,185	5,100	n/a	2.9	2.1
Hilcorp Energy Company	Senior Notes	(9)	(2)	$2,885	2,767	2,806	n/a	1.6	1.2
Hilcorp Energy Company	Senior Notes	(9)	(2)	$1,700	1,671	1,632	n/a	0.9	0.7
NFR Energy LLC	Senior Notes	(9)	(2)	$2,000	1,975	1,955	n/a	1.1	0.8
Niska Gas Storage US, LLC	Senior Notes	(9)	(2)	$2,500	2,511	2,500	n/a	1.5	1.0
North American Energy Alliance LLC	Senior Notes	(9)	(2)	$1,000	978	1,060	n/a	0.6	0.4
Texas Competitive Electric Holdings	Secured Term Loan	(9)	(2)	$9,209	7,056	7,459	n/a	4.3	3.1
Trident Resources Corp.	Warrants	(9)	(2)	100	411	—	—	—	—

Total of securities valued by prices provided by market maker or independent pricing service					$34,592	$34,719		20.0%	14.3%

Total of all restricted securities					$174,951	$133,484		76.9%	55.1%

(1)
The Company’s investment in Direct Fuels Partners, L.P. includes 200 incentive distribution rights (20% of total outstanding incentive distribution rights) for which the Company does not assign a value.

(2)	Unregistered security.

(3)
The Direct Fuels Convertible Preferred Units consist of three classes — Class A, B and C. Each series has a liquidation preference of $20.00 per unit and is convertible into Class A Common Units. The Class A Preferred Units are convertible into Class A Common Units at a price of $20.00 per unit. The Class B Preferred Units are convertible into Class A Common Units at a price of $18.50 per unit. The Class C Preferred Units are convertible into Class A Common Units at a price of $15.50 per unit.

(4)
The Direct Fuels Class D Preferred Units are senior to Direct Fuels’ other series of Preferred Units and Common Units. The Class D Preferred Units are being issued by Direct Fuels to the holders of common units and preferred units in lieu of a cash distribution in the Company’s fiscal first quarter. See Note 8 — Restricted Securities.

(5)
Unregistered Common Units were placed in escrow for a period of 18 months following the sale of Millennium Midstream Partners, L.P. (the escrow account will be released on April 1, 2010). The valuation of these common units reflects the Company’s expected recovery from the escrow account.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)

(6)
The Company’s investment in International Resource Partners LP includes 10 incentive distribution rights (10% of total outstanding incentive distribution rights) for which the Company does not assign a value.

(7)	The Company’s investment in VantaCore Partners LP includes 1,823 incentive distribution rights (18% of total outstanding incentive distribution rights) for which the Company does not assign a value.

(8)
Restricted securities that represent Level 3 categorization where reliable market quotes are not readily available. Securities are valued in accordance with the procedures established by the board of directors. See Note 2 — Significant Accounting Policies.

(9)
Restricted securities that represent Level 2 categorization. These securities were acquired at various dates throughout the three months ended February 28, 2010 and in prior years. Securities are valued using prices provided by a principal market maker, syndicate bank or an independent pricing service. See Note 2 — Significant Accounting Policies.

At November 30, 2009, the Company held the following restricted securities.

				Number of
				Units,
				Warrants, or			Fair Value	Percent	Percent
		Acquisition	Type of	Principal ($)	Cost	Fair	per Unit/	of Net	of Total
Investment	Security	Date	Restriction	(in 000s)	Basis	Value	Warrant	Assets	Assets

Copano Energy, L.L.C.	Class D Units	3/14/08	(1)	76	$2,000	$1,491	$19.62	0.9%	0.6%
Direct Fuels Partners, L.P (2)	Class A Common Units	6/11/07	(3)	2,500	41,817	30,000	12.00	17.8	13.3
Direct Fuels Partners, L.P.	Class A Convertible Preferred Units	5/14/09	(3)	96	1,952	1,765	18.39	1.1	0.8
Direct Fuels Partners, L.P.	Class B Convertible Preferred Units	8/25/09	(3)	27	538	503	18.63	0.3	0.2
Direct Fuels Partners, L.P.	Class C Convertible Preferred Units	11/20/09	(3)	20	406	402	20.10	0.2	0.2
Eagle Rock Energy Partners, L.P.	Common Units	10/01/08	(4)	148	1,563	686	4.64	0.4	0.3
International Resource Partners LP(5)	Class A Units	6/12/07	(3)	1,500	28,193	34,500	23.00	20.5	15.3
ProPetro Services, Inc.	Warrants	2/15/07	(3)	2,905	2,469	—	—	—	—
ProPetro Services, Inc.	Secured Term Loan	2/15/07	(3)	$35,000	33,320	2,500	n/a	1.5	1.1
Quest Midstream Partners, L.P.	Common Units	10/30/07	(3)	361	6,584	1,713	4.75	1.0	0.8
VantaCore Partners LP (6)	Class A Common Units	5/21/07,	(3)
		8/04/08		1,465	24,530	25,632	17.50	15.2	11.3

Total of securities valued in accordance with procedures established by the board of directors(7)					$143,372	$99,192		58.9%	43.9%

Antero Resources Finance Corp.	Senior Notes	(8)	(3)	$7,500	$7,527	$7,519	n/a	4.5%	3.3%
Athabasca Oil Sands Corp.	Senior Notes	(8)	(3)	$2,500	2,434	2,510	n/a	1.5	1.1
Dresser, Inc.	Secured Term Loan	(8)	(3)	$5,000	4,834	4,575	n/a	2.7	2.0
Drummond Company, Inc.	Senior Notes	(8)	(3)	$4,000	3,500	3,770	n/a	2.2	1.7
Energy Future Holdings Corp.	Secured Term Loan	(8)	(3)	$9,209	6,968	6,861	n/a	4.1	3.0
Hilcorp Energy Company	Senior Notes	(8)	(3)	$6,585	6,065	6,338	n/a	3.8	2.8
North American Energy Alliance LLC	Senior Notes	(8)	(3)	$1,000	977	1,042	n/a	0.6	0.5
Trident Resources Corp.	Warrants	(8)	(3)	100	411	—	—	—	—

Total of securities valued by prices provided by market maker or independent pricing service					$32,716	$32,615		19.4%	14.4%

Total of all restricted securities					$176,088	$131,807		78.3%	58.3%

(1)
Unregistered security of a publicly traded company for which there is currently no established market. The Class D Units of Copano Energy, L.L.C. are expected to convert to public units in February 2010.

(2)
The Company’s investment in Direct Fuels Partners, L.P. includes 200 incentive distribution rights (20% of total outstanding incentive distribution rights) for which the Company does not assign a value.

(3)	Unregistered security.

(4)	Unregistered Common Units were placed in escrow for a period of 18 months following the sale of Millennium Midstream Partners, L.P. (the escrow account will be released on April 1, 2010).

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)

(5)
The Company’s investment in International Resource Partners LP includes 10 incentive distribution rights (10% of total outstanding incentive distribution rights) for which the Company does not assign a value.

(6)	The Company’s investment in VantaCore Partners LP includes 1,823 incentive distribution rights (18% of total outstanding incentive distribution rights) for which the Company does not assign a value.

(7)
Restricted securities that represent Level 3 categorization where reliable market quotes are not readily available. Securities are valued in accordance with the procedures established by the board of directors. See Note 2 — Significant Accounting Policies.

(8)
Restricted securities that represent Level 2 categorization. These securities were acquired at various dates throughout the year ended November 30, 2009 and in prior years. Securities are valued using prices provided by a principal market maker, syndicate bank or an independent pricing service. See Note 2 — Significant Accounting Policies.

9. SENIOR SECURED REVOLVING CREDIT FACILITY
On June 4, 2007, the Company established a senior secured revolving credit facility (the “Existing Credit Facility”) with availability of $100,000. Interest on the Existing Credit Facility was charged at LIBOR plus 1.25%. The Existing Credit Facility was scheduled to mature on June 4, 2010, but was replaced by an amended and restated senior secured revolving credit facility (the “New Credit Facility”) on March 30, 2010.
The New Credit Facility has availability of $70,000 and a three year commitment maturing on March 30, 2013. Outstanding loan balances accrue interest daily at a rate equal to LIBOR plus 2.00% based on current borrowings and the current borrowing base. If borrowings exceed the borrowing base attributable to “quoted” securities (generally defined as equity investments in public MLPs and investments in bank debt and high yield bonds which are traded), the interest rate will increase to LIBOR plus 3.00%. The Company paid an upfront fee of 0.50% on the New Credit Facility size and will pay a commitment fee of 0.50% per annum on any unused amounts of the New Credit Facility.
The obligations under the New Credit Facility are collateralized by substantially all of the Company’s assets, and are guaranteed by any of the Company’s future subsidiaries, other than special purpose subsidiaries. The New Credit Facility contains affirmative and reporting covenants and certain financial ratio and restrictive covenants, including: (a) maintaining a ratio, on a consolidated basis, of total assets (excluding deferred tax assets) less liabilities (other than indebtedness and deferred tax liabilities) to aggregate indebtedness of the Company of not less than 2.50:1.0, (b) maintaining the value of the portion of the Company’s portfolio that can be converted into cash within specified time periods and valuations at no less than 10% of the principal amount outstanding under the New Credit Facility during any period when adjusted outstanding principal amounts exceed a specified threshold percentage of the Company’s adjusted borrowing base, (c) maintaining consolidated net assets at each fiscal quarter end of not less than the greater of: 40% of the consolidated total assets of the Company and its subsidiaries, and $70,000 plus 25% of the net proceeds from any sales of equity securities by the Company and its subsidiaries subsequent to the closing of the Credit Facility, (d) limitations on additional indebtedness, (e) limitations on liens, (f) limitations on mergers and other fundamental changes, (g) limitations on dividends and other specified restricted payments, (h) limitations on disposition of assets, (i) limitations on transactions with affiliates, (j) limitations on agreements that prohibit liens on properties of the Company and its subsidiaries, (k) limitations on sale and leaseback transactions, (l) limitations on specified hedging transactions, (m) limitations on changes in accounting treatment and reporting practices, (n) limitations on specified amendments to the Company’s investment management agreement during the continuance of a default, (o) limitations on the aggregate amount of unfunded commitments, and (p) limitations on establishing deposit, securities or similar accounts not subject to control agreements in favor of the lenders. The New Credit Facility also contains customary representations and warranties and events of default.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)
Under the terms of the New Credit Facility, if an investment becomes non-performing, it will reduce the Company’s borrowing base and could cause the Company to be in default under the terms of its loans under the New Credit Facility. Debt investments are generally characterized as non-performing if such investments are in default of any payment obligations and private MLP equity investments are generally characterized as non-performing if such investments fail to pay distributions, in their most recent fiscal quarter, that are greater than 80% of their minimum quarterly distribution amount.
Under the terms of the New Credit Facility, if borrowings exceed 90% of borrowing base, the Company is restricted in paying distributions to stockholders to no more than the amount of Distributable Cash Flow for the current and prior three quarters.
As of February 28, 2010, the Company had $61,000 borrowed under its Existing Credit Facility (at an interest rate of 1.48%), which represented 71.2% of its borrowing base of $85,726. As of November 30, 2009, the Company had $56,000 borrowed under its Existing Credit Facility (at an interest rate of 1.48%), which represented 65.9% of its borrowing base of $85,033.
The maximum amount that the Company can borrow under its New Credit Facility is limited to the lesser of the commitment amount of $70,000 and its borrowing base.
As of February 28, 2010 and November 30, 2009, the Company was in compliance with all financial and operational covenants required by the Existing Credit Facility.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)
10. FINANCIAL HIGHLIGHTS
The following is a schedule of financial highlights for the three months ended February 28, 2010, the years ended November 30, 2009, 2008, 2007 and the period September 21, 2006 (inception) to November 30, 2006.

	February 28,
	2010		November 30
	(Unaudited)		2009	2008	2007	2006

Per Share of Common Stock(1)
Net asset value, beginning of period	$16.58		$16.10	$24.39	$24.19	$23.32

Net investment income (loss)	(0.02)		0.10	(0.35)	0.36	0.09
Net realized and unrealized gain (loss) on investments	0.77		1.68	(5.89)	1.18	0.78
Net change in unrealized losses — conversion to taxable corporation	—		—	(0.38)	—	—

Total income (loss) from investment operations	0.75		1.78	(6.62)	1.54	0.87

Dividends(2)	(0.30)		—	—	(0.95)	—
Distributions from net realized long-term capital gains(2)	—		—	—	(0.15)	—
Distributions — return of capital(2)	—		(1.30)	(1.67)	(0.24)	—

Total Dividends and Distributions	(0.30)		(1.30)	(1.67)	(1.34)	—

Net asset value, end of period	$17.03		$16.58	$16.10	$24.39	$24.19

Market value per share, end of period	$15.07		$13.53	$9.63	$23.14	$22.32

Total investment return based on market value(3)	13.7%		56.0%	(54.8)%	9.3%	(10.7)%

Supplemental Data and Ratios(4)
Net assets, end of period	$173,588		$168,539	$162,687	$245,133	$241,914
Ratio of expenses to average net assets:(5)
Management fees	2.2%		2.0%	2.4%	2.0%	1.7%
Other expenses	1.1%		1.3%	1.1%	0.8%	1.4%

Subtotal	3.3%		3.3%	3.5%	2.8%	3.1%

Interest expense	0.9%		0.8%	2.0%	1.0%	—
Management fee waivers	—		—	—	(0.4)%	(0.5)%
Tax expense (benefit)	10.5%		6.9%	(15.5)%	0.8%	—

Total expenses(6)	14.7%		11.0%	(10.0)%	4.2%	2.6%

Ratio of net investment income (loss) to average net assets	(0.5)%		0.7%	(1.6)%	1.5%	1.9%
Net increase (decrease) in net assets resulting from operations to average net assets	4.5	%(7)	11.3%	(31.1)%	6.2%	3.7	%(7)
Portfolio turnover rate	11.2	%(7)	20.9%	27.0%	28.8%	5.6	%(7)
Average net assets	$171,064		$160,847	$214,818	$248,734	$235,199

Average shares of common stock outstanding	10,173,073		10,116,071	10,073,398	10,014,496	10,000,060
Average amount of borrowings outstanding under the Credit Facilities	$58,011		$53,422	$75,563	$32,584	—
Average amount of borrowings outstanding per share of common stock during the period	$5.70		$5.28	$7.50	$3.25	—

(1)	Based on average shares of common stock outstanding for each of the periods ended.

(2)
The information presented for the three months ended February 28, 2010 is a current estimate of the characterization of a portion of the total distributions paid to common stockholders. The information presented for each of the other periods is a characterization of a portion of the total distributions paid to common stockholders as either dividends (ordinary income) or distributions (return of capital). This characterization is based on the Company’s earnings and profits.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
NOTES TO FINANCIAL STATEMENTS
(amounts in 000’s, except per share amounts)
(UNAUDITED)

(3)
Not annualized for the three months ended February 28, 2010 and for the period September 21, 2006 through November 30, 2006. Total investment return is calculated assuming a purchase of common stock at the market price on the first day and a sale at the current market price on the last day of the period reported. The calculation also assumes reinvestment of distributions, if any, at actual prices pursuant to the Company’s dividend reinvestment plan.

(4)	Unless otherwise noted, ratios are annualized.

(5)	The following table sets forth the components of the ratio of expenses to average total assets for each period in the Company’s Financial Highlights.

	Three Months Ended
	February 28, 2010	Year Ended November 30,
	(Unaudited)	2009	2008	2007	2006
Management fees	1.6%	1.5%	1.7%	1.7%	1.6%
Other expenses	0.8	1.0	0.8	0.7	1.3

Subtotal	2.4%	2.5%	2.5%	2.4%	2.9%

Interest expense	0.6	0.6	1.4	0.9	—
Management fee waivers	—	—	—	(0.4)	(0.4)
Tax expense (benefit)	7.7	5.1	(11.1)	0.7	—

Total expenses(6)	10.7%	8.2%	(7.2)%	3.6%	2.5%

Average total assets	$234,057	$216,705	$302,007	$290,922	$246,802

(6)
For the year ended November 30, 2008, total expenses exclude 0.4% relating to bad debt expense for the ratio of expenses to average net assets and 0.3% for the ratio of expenses to average total assets.

(7)	Not annualized.
11. COMMON STOCK
The Company has 200,000,000 shares of common stock authorized. Transactions in common shares for the three months ended February 28, 2010 were as follows:

Shares outstanding at November 30, 2009	10,163,978
Shares issued through reinvestment of dividends and distributions	26,405

Shares outstanding at February 28, 2010	10,190,383

12. SUBSEQUENT EVENTS
On April 1, 2010, the Company declared its quarterly distribution of $0.30 per common share for the period December 1, 2009 through February 28, 2010 for a total of $3,057. The distribution is payable on April 29, 2010 to stockholders of record on April 16, 2010.
On March 30, 2010, the Company entered into the New Credit Facility with a syndicate of lenders. See Note 9 — Senior Secured Revolving Credit Facility.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussions should be read together with the unaudited financial statements and the notes thereto included in this report and with the audited financial statements and notes thereto included in our Annual Report on Form 10-K.
Forward-Looking Statements
This Form 10-Q includes statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements.” All statements included or incorporated by reference in this annual report, other than statements of historical fact, that address activities, events, developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties, and other factors that could cause our actual results to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “plan,” “may,” “will,” “should,” “expect” and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:
•	Our future operating results;
•	Our business prospects and the prospects of our portfolio companies and their ability to achieve their objectives;
•	Our ability to make investments consistent with our investment objective;
•	The impact of investments that we hold or expect to make;
•	Our contractual arrangements and relationships with third parties;
•	The dependence of our future success on the general economy and its impact on the energy industry;
•	Our debt and equity financings and investments;
•	The adequacy of our cash resources and working capital; and
•	The timing of cash flows, if any, from the operations of our portfolio companies.
•	We undertake no obligation to update or revise any forward-looking statements made herein.
Overview
We are a non-diversified, closed-end management investment company organized under the laws of the State of Maryland that has elected to be treated as a BDC under the 1940 Act. Since December 1, 2007, we have been and continue to be taxed as a corporation, paying federal and applicable state corporate taxes on our taxable income. Our operations are externally managed and advised by our investment adviser, KA Fund Advisors, LLC (“KAFA”), pursuant to an investment management agreement. Our investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. We will seek to achieve this objective by investing at least 80% of our total assets in securities of Energy Companies. A key focus area for our investments in the energy industry is and will continue to be equity and debt investments in Midstream Energy Companies structured as limited partnerships. We also expect to continue to evaluate equity and debt investments in Upstream and Other Energy Companies.

Portfolio and Investment Activity
Our investments as of February 28, 2010 were comprised of equity securities of $166.3 million and debt investments of $44.5 million.
During the three months ended February 28, 2010, our overall portfolio mix did not experience any significant changes. During the period, the market value of our publicly traded MLPs increased substantially and our debt investments also experienced appreciation.
During the quarter we accrued a $1.2 million distribution from Direct Fuels Partners, L.P. (“Direct Fuels”). Such distribution is being paid in the form of new Class D Preferred Units. Direct Fuels is issuing the Class D Preferred Units to holders of its common units and preferred units in lieu of a cash distribution. We anticipate Direct Fuels will resume cash distributions during our fiscal third or fourth quarter. The reinstatement of the cash distribution is dependent on operating performance in line with our current expectations.
Our portfolio allocations as of February 28, 2010 and November 30, 2009 are set forth below.

	Number of Portfolio Companies at		Percent of Long-Term Investments at
	February 28,	November 30,	February 28,	November 30,
	2010	2009	2010	2009
Private MLP	4	4	44.6%	47.2%
Publicly Traded MLP and MLP Affiliate	30	31	34.3	33.2
Other Private Equity	1	1	0.0	0.0
Energy Debt Investments	11	10	21.1	19.6

	46	46	100.0%	100.0%

Certain of our debt securities accrue interest at variable rates determined on a basis of a benchmark, such as the London Interbank Offered Rate (“LIBOR”), or the prime rate, with stated maturities at origination that typically range from 5 to 10 years. Other debt investments accrue interest at fixed rates. As of February 28, 2010, 18.4%, or $7.4 million, of our interest-bearing portfolio (excluding our ProPetro investment) is floating rate debt and 81.6%, or $33.1 million, is fixed rate debt.
Our Top Ten Portfolio Investments as of February 28, 2010
Listed below are our top ten portfolio investments as of February 28, 2010, represented as a percentage of our total assets.

					Amount
		Public/	Equity/		($ in	Percent of
	Investment	Private	Debt	Sector	millions)	Total Assets(1)
1.	International Resource Partners LP(2)	Private	Equity	Coal	$36.0	14.9%
2.	Direct Fuels Partners, L.P.(3)	Private	Equity	Midstream	31.2	12.9
3.	VantaCore Partners LP(4)	Private	Equity	Aggregates	24.9	10.3
4.	Antero Resources Finance Corp.	Private	Debt	Upstream	9.7	4.0
5.	Texas Competitive Electric Holdings	Private	Debt	Utility	7.5	3.1
6.	Eagle Rock Energy Partners, L.P.(5)	Public	Equity	Midstream/Upstream	7.1	2.9
7.	Enterprise Products Partners L.P.	Public	Equity	Midstream	6.3	2.7
8.	Copano Energy, L.L.C	Public	Equity	Midstream	5.9	2.5
9.	Plains All American Pipeline, L.P.	Public	Equity	Midstream	5.7	2.3
10.	Energy Future Holdings Corp.	Private	Debt	Utility	5.1	2.1

					$139.4	57.7%

(1)	Total assets were $242.1 million as of February 28, 2010.

(2)
Our investment in International Resource Partners LP includes 1,500,000 Class A Units, which represents a 23.6% limited partnership interest, and 10 incentive distribution rights (10% of total outstanding incentive distribution rights).

(3)
Our investment in Direct Fuels Partners, L.P. includes 2,500,000 Class A Common Units; 96,448 Class A Convertible Preferred Units; 26,884 Class B Convertible Preferred Units; 20,315 Class C Convertible Preferred Units and 60,552 Class D Preferred Units, which represents a 39.0% limited partnership interest, and 200 incentive distribution rights (20% of total outstanding incentive distribution rights).

(4)
Our investment in VantaCore Partners LP includes 1,464,673 Common Units, which represents a 39.0% limited partnership interest, and 1,823 incentive distribution rights (18% of total outstanding incentive distribution rights).

(5)	Our investment in Eagle Rock Energy Partners, L.P. includes 1,112,944 common units and 146,439 unregistered common units in escrow.
Results of Operations — For the three months ended February 28, 2010
Set forth below is an explanation of our results of operations for the three months ended February 28, 2010.
Investment Income. Investment income totaled $1.4 million and consisted primarily of dividends from our MLP investments and interest income on our energy debt investments. We received $2.5 million of cash dividends and distributions, of which $2.1 million was treated as a return of capital during the period.
The amount of investment income that we received during our fiscal first quarter is lower than previous quarters because we did not receive a cash distribution from our common and preferred investments in Direct Fuels. In lieu of a cash distribution on our common and preferred units, Direct Fuels is paying a distribution to such unitholders in additional preferred units. The preferred units being issued are a new series that are senior to the existing preferred units. The $1.2 million preferred unit distribution that we accrued during the quarter is not included in investment income, but is reflected as an unrealized gain.
Operating Expenses. Operating expenses totaled $1.7 million, including $0.9 million of base investment management fees; $0.4 million for interest expense and $0.4 million for other operating expenses. Base investment management fees were equal to an annual rate of 1.75% of average total assets (excluding deferred tax assets).
Net Investment Loss. Our net investment loss totaled $0.2 million and included a deferred income tax benefit of $0.1 million.
Net Realized Gains. We had net realized gains from our investments of $3.2 million, net of $1.9 million of deferred tax expense. During the quarter, we monetized several of our investments in publicly traded MLPs in an effort to generate realized gains. We engaged in this strategy in an effort to utilize our capital loss carryforwards.
Net Change in Unrealized Gains. We had a net change in unrealized gains of $4.7 million This net change in unrealized gains consisted of $7.4 million of unrealized gains from investments that were partially offset by a deferred tax expense of $2.7 million. The majority of these gains are attributable to our publicly traded MLPs, our investment in debt securities and the preferred unit distribution from Direct Fuels.
Net Increase in Net Assets Resulting from Operations. We had an increase in net assets resulting from operations of $7.7 million. This increase is composed of the net unrealized gains of $4.7 million; net realized gains of $3.2 million and a net investment loss of $0.2 million as noted above.

Results of Operations — For the three months ended February 28, 2009
Set forth below is an explanation of our results of operations for the three months ended February 28, 2009.
Investment Income. Investment income totaled $1.2 million and consisted primarily of dividends from our MLP investments and interest income on our energy debt investments. We received $4.6 million of cash dividends and distributions, of which $4.1 million was treated as a return of capital during the period.
Operating Expenses. Operating expenses totaled $1.8 million, including $0.8 million of base investment management fees; $0.4 million for interest expense and $0.6 million for other operating expenses. Base investment management fees were equal to an annual rate of 1.75% of average total assets (excluding deferred tax assets).
Net Investment Loss. Our net investment loss totaled $0.3 million and included a deferred income tax benefit of $0.2 million.
Net Realized Losses. We had net realized losses from our investments of $1.6 million, net of $0.9 million of deferred tax benefit.
Net Change in Unrealized Losses. We had a net change in unrealized losses of $3.4 million. This net change in unrealized losses consisted of $5.2 million of unrealized losses from investments that were partially offset by a deferred tax benefit of $1.8 million
Net Decrease in Net Assets Resulting from Operations. We had a decrease in net assets resulting from operations of $5.3 million. This decrease is composed of the net unrealized losses of $3.4 million, net realized losses of $1.6 million and net investment losses of $0.3 million as noted above.
Liquidity and Capital Resources
As of February 28, 2010, we had approximately $11.3 million invested in short-term repurchase agreements. As of April 5, 2010, we had approximately $4.5 million in repurchase agreements. Our repurchase agreements are collateralized by U.S. Treasury bonds, and our counterparty is J.P. Morgan Securities Inc.
On March 30, 2010, we refinanced our existing senior secured revolving credit facility (the “Existing Credit Facility”) with a new senior secured revolving credit facility (the “New Credit Facility”) with a syndicate of lenders. SunTrust Robinson Humphrey, Inc. was lead arranger of the New Credit Facility and Citibank, NA; UBS Investment Bank; JPMorgan Chase Bank, N.A. and Stifel Bank & Trust participated in the syndication.
The New Credit Facility has a $70 million commitment, a three year term (maturing on March 30, 2013), and outstanding loan balances accrue interest at a annual rate equal to LIBOR plus 2.00% based on the current borrowings and the current borrowing base. If borrowings exceed the borrowing base attributable to “quoted” securities (generally defined as equity investments in public MLPs and investments in bank debt and high yield bonds which are traded), the interest rate will increase to LIBOR plus 3.00%. We paid an upfront fee of 0.50% on $70 million commitment at closing and will pay a commitment fee of 0.50% per annum on any unused amounts of the New Credit Facility. A copy of the New Credit Facility can be found on our website, http://www.kaynefunds.com/.
Our borrowing base, subject to certain limitation, is generally calculated by multiplying the fair value of each of our investments by an advance rate. The advance rates in the New Credit Facility are substantially the same as the Existing Credit Facility with the exception of the advance rate on our private MLPs. The advance rate on private MLPs was reduced from 40% to 20% and the lenders have the ability to adjust the borrowing base values of our private MLPs using their reasonable discretion. The total contribution to our borrowing base from private MLPs is also limited to no more than 25% of the total borrowing base and there is a limit of $7 million of borrowing base contribution from any single issuer.
We do not anticipate the changes to our New Credit Facility will have a material impact on our distributable cash flow.
As of February 28, 2010, we had $61.0 million of borrowings under our Existing Credit Facility (at an interest rate of 1.48%), which represented 71.2% of our borrowing base of $85.7 million. As of April 5, 2010, we had $55.0 million of borrowings under our New Credit Facility (at an interest rate of 2.25%), which represented 72.8% of the borrowing base of $75.6 million. The maximum amount that we can borrow under our New Credit Facility is limited to the lesser of our commitment amount of $70.0 million and our borrowing base.

Contractual Obligations
Investment Management Agreement. We have entered into an investment management agreement with KAFA under which we have material future rights and commitments. Pursuant to the investment management agreement, KAFA has agreed to serve as our investment adviser and provide on our behalf significant managerial assistance to our portfolio companies to which we are required to provide such assistance. Payments under the investment management agreement may include (1) a base management fee, (2) an incentive fee, and (3) reimbursement of certain expenses. For the three months ended February 28, 2010, we accrued and paid $0.9 million in base management fees and did not accrue or pay any incentive fees. We do not pay management fees on deferred taxes.
As of February 28, 2010, we did not have, or have not entered into, any long-term debt obligations, long-term liabilities, capital or operating lease obligations or purchase obligations that require minimum payments or any other contractual obligation at the present, within the next five years or beyond other than the borrowings outstanding under our Existing Credit Facility described above under “Liquidity and Capital Resources.”
The following table summarizes our obligations as of February 28, 2010 over the following periods for the Existing Credit Facility.

	Payments by Period ($ in Millions)
		Less Than			More Than
	Total	1 Year	1-3 Years	3-5 Years	5 Years
Existing Credit Facility(1)	$61.0	$61.0	—	—	—

(1)
The maximum amount that we can borrow under our Existing Credit Facility is limited to the lesser of the commitment amount and our borrowing base. As of February 28, 2010, we had a borrowing base of $85.7 million.

Distributions
Payment of future distributions is subject to board approval, as well as meeting the covenants of our New Credit Facility. During the three months ended February 28, 2010, we paid distributions totaling $3.0 million ($0.30 per common share).
On April 1, 2010, the Company declared its quarterly distribution of $0.30 per common share for the period December 1, 2009 through February 28, 2010 for a total of $3.1 million. The distribution is payable on April 29, 2010 to stockholders of record on April 16, 2010.
The component of our distribution that comes from our current or accumulated earnings and profits will be taxable to a stockholder as dividend income. This income will be treated as qualified dividends for Federal income tax purposes at a rate of 15%. The special tax treatment for qualified dividends is scheduled to expire on December 31, 2010. Distributions that exceed our current or accumulated earnings and profits will be treated as a tax-deferred return of capital to the extent of a stockholder’s basis.
Off-Balance Sheet Arrangements
At February 28, 2010, we did not have any off-balance sheet liabilities or other contractual obligations that are reasonably likely to have a current or future material effect on our financial condition.

Critical Accounting Policies
Our most significant accounting policies in accordance with accounting principles generally accepted in the United States of America (“GAAP”) are described below. The preparation of our financial statements in conformity with GAAP requires management to make estimates and judgments that affect our reported amounts of assets, liabilities, revenues and expenses. Estimates and judgments are based on information available at the time such estimates and judgments are made, and adjustments made to these estimates and judgments often relate to information not previously available. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ. Estimates and judgments are used in, among other things, the development of fair value assumptions, the assessment of future tax exposure and the realization of tax assets.
We have identified the following four critical accounting policies that require a significant amount of estimation and judgment and are considered to be important to the portrayal of our assets, liabilities, revenues and expenses:
•	Investment Valuation
•	Security Transactions and Investment Income Recognition
•	Income Taxes
•	Return of Capital Estimates
Investment Valuation. Readily marketable portfolio securities listed on any exchange other than the NASDAQ Stock Market, Inc. (“NASDAQ”) are valued, except as indicated below, at the last sale price on the business day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the most recent bid and asked prices on such day. Securities admitted to trade on the NASDAQ are valued at the NASDAQ official closing price. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined at the close of the exchange representing the principal market for such securities.
Equity securities traded in the over-the-counter market, but excluding securities admitted to trading on the NASDAQ, are valued at the closing bid prices. Energy debt securities that are considered corporate bonds are valued by using the mean of the bid and ask prices provided by an independent pricing service. For energy debt securities that are considered corporate bank loans, the fair market value is determined by using the mean of the bid and ask prices provided by the syndicate bank or principal market maker. When price quotes are not available, fair market value will be based on prices of comparable securities. In certain cases, we may not be able to purchase or sell energy debt securities at the quoted prices due to the lack of liquidity for these securities.
Exchange-traded options and futures contracts are valued at the last sale price at the close of trading in the market where such contracts are principally traded or, if there was no sale on the applicable exchange on such day, at the mean between the quoted bid and ask price as of the close of trading on such exchange.
Our portfolio includes securities that are privately issued or illiquid. For these securities, as well as any other portfolio security held by us for which reliable market quotations are not readily available, valuations are determined in good faith by the board of directors under a valuation policy and a consistently applied valuation process. Unless otherwise determined by the board of directors, the following valuation process, approved by the board of directors, is used for such securities:
•	Investment Team Valuation. The applicable investments are valued by senior professionals of KAFA responsible for the portfolio investments.
•
Investment Team Valuation Documentation. Preliminary valuation conclusions are documented and discussed with senior management of KAFA. Such valuations are submitted to the Valuation Committee (a committee of the board of directors) on a quarterly basis.

•
Valuation Committee. The Valuation Committee meets each quarter to consider new valuations presented by KAFA, if any, which were made in accordance with the Valuation Procedures in such quarter. The Valuation Committee’s valuation determinations are subject to ratification by the board.

•
Valuation Firm. No less frequently than quarterly, a third-party valuation firm engaged by the board of directors reviews the valuation methodologies and calculations employed for these securities. The independent valuation firm provides third-party valuation consulting services to the board of directors which consist of certain limited procedures that we identify and request them to perform.

•
Board of Directors Determination. The board of directors considers the valuations provided by KAFA and the Valuation Committee and ratifies valuations for the applicable securities at each quarterly board meeting. The board of directors considers the reports provided by the third-party valuation firm in reviewing and determining in good faith the fair value of the applicable portfolio securities.

During the course of such valuation process, whenever possible, privately-issued equity and debt investments are valued using comparisons of valuation ratios of the portfolio companies that issued such equity and debt securities to any peer companies that are publicly traded. The value derived from this analysis is then discounted to reflect the illiquid nature of the investment. We also utilize comparative information such as acquisition transactions, public offerings or subsequent equity sales to corroborate its valuations. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the our investments in privately-issued securities may differ significantly from the values that would have been used had a ready market existed for such investments, and the differences could be material.
Factors that we may take into account in fair value pricing its investments include, as relevant, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, comparison to publicly traded securities, the nature and realizable value of any collateral and other relevant factors.
Unless otherwise determined by the board of directors, securities that are convertible into or otherwise will become publicly traded (e.g., through subsequent registration or expiration of a restriction on trading) will be valued through the process described above, using a valuation based on the market value of the publicly traded security less a discount. The discount will initially be equal in amount to the discount negotiated at the time of purchase. To the extent that such securities are convertible or otherwise become publicly traded within a time frame that may be reasonably determined, KAFA will determine an applicable discount in accordance with a methodology approved by the Valuation Committee.
Security Transactions and Investment Income Recognition. Security transactions are accounted for on the date these securities are purchased or sold (trade date). Realized gains and losses are reported on an identified cost basis. We record dividends and distributions on the ex-dividend date. Interest income is recognized on the accrual basis, including amortization of premiums and accretion of discounts, to the extent that such amounts are expected to be collected. When investing in securities with payment in-kind interest, we will accrue interest income during the life of the security even though we will not be receiving cash as the interest is accrued. To the extent that interest income to be received is not expected to be realized, a reserve against income is established.
Federal and State Income Taxation. As a corporation, we are obligated to pay federal and state income tax on our taxable income. We invest our assets primarily in MLPs, which generally are treated as partnerships for federal income tax purposes. As a limited partner in the MLPs, we include our allocable share of the MLPs’ taxable income in computing our own taxable income. Deferred income taxes reflect (i) the tax liability (asset) on unrealized gains (losses), which are attributable to the temporary difference between fair market value and tax basis of our investments, (ii) the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and (iii) the net tax benefit of accumulated net operating and capital losses.
To the extent that we have a deferred tax asset, consideration is given as to whether or not a valuation allowance is required. The need to establish a valuation allowance for deferred tax assets is assessed periodically by us based on the criterion established by the Accounting for Income Tax topic of the FASB Accounting Standards Codification, that it is more likely than not that some portion or all of the deferred tax asset will not be realized. In the assessment for a valuation allowance, consideration is given to all positive and negative evidence related to the realization of the deferred tax asset. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability (which are highly dependent on future MLP cash distributions), the duration of statutory carryforward periods and the associated risk that operating and capital loss carryforwards may expire unused.

We rely, to some extent, on information provided by MLPs, which may not necessarily be timely, to estimate our state income tax provision and taxable income allocable to us. Such estimates are made in good faith. From time to time, as new information becomes available, we modify our estimates or assumptions regarding our income tax provision and related deferred tax liability (asset).
The Accounting for Uncertainty in Income Taxes Topic of the FASB Accounting Standards Codification defines the threshold for recognizing the benefits of tax-return positions in the financial statements as “more-likely-than-not” to be sustained by the taxing authority and requires measurement of a tax position meeting the more-likely-than-not criterion, based on the largest benefit that is more than 50% likely to be realized.
Our policy is to classify interest and penalties associated with underpayment of federal and state income taxes, if any, as income tax expense on its Statement of Operations.
Return of Capital Estimates. Distributions received from our investments in MLPs generally are comprised of income and return of capital. The return of capital portion of the distributions is a reduction to investment income in our Statement of Operations and results in an equivalent reduction to the cost basis of the associated investments. The reduction to the cost basis results in an increase to either net realized gains or the net change in unrealized gains from investments. We record investment income and return of capital based on estimates made at the time when we receive such distributions. We base these estimates on historical information available from our MLP investments and other industry sources. We may subsequently revise these estimates based on information received from our MLP investments after their tax reporting periods are concluded. Any changes to these estimates may be material.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.
We are subject to financial market risks, including changes in interest rates and in the valuations of our investment portfolio.
Interest Rate Risk. Interest rate risk primarily results from variable rate debt securities in which we invest and from borrowings under our Existing Credit Facility. Debt investments in our portfolio are based on floating and fixed rates. Debt investments bearing a floating interest rate are usually based on a LIBOR and a spread consisting of additional basis points. The interest rates for these debt instruments typically have one to six-month durations and reset at the current market interest rates. As of February 28, 2010, the fair value of our floating rate investments, excluding our ProPetro investment on which we are not accruing interest, totaled approximately $7.4 million, or 18.4% of our total debt investments of $40.5 million (excluding ProPetro). Based on sensitivity analysis of the floating rate debt investment portfolio at February 28, 2010 ($9.2 million par value), we estimate that a one percentage point interest rate movement in the average market interest rates (either higher or lower) over the 12 months ended February 28, 2011 would either decrease or increase net investment income before income taxes by approximately $0.1 million.
As of February 28, 2010, we had $61.0 million of borrowings under our Existing Credit Facility at an interest rate of 1.48%. This interest rate is based on LIBOR. Based on sensitivity analysis of the Existing Credit Facility at February 28, 2010, we estimate that a one percentage point interest rate movement in the average market interest rates (either higher or lower) over the 12 months ended February 28, 2011 would either decrease or increase net investment income before income taxes by approximately $0.2 million.
We may hedge against interest rate fluctuations for these floating rate instruments using standard hedging instruments such as futures, swaps, options and forward contracts, subject to the requirements of the 1940 Act. Hedging activities may mitigate our exposure to adverse changes in interest rates.
Impact of Market Prices on Portfolio Investment Valuation. We carry our investments at fair value, as determined by our board of directors. Investments for which market quotations are readily available are valued at such market quotations and are subject to daily changes in the market prices of these securities.

Energy debt and equity securities that are not publicly traded or whose market price is not readily available are valued at fair value as determined in good faith by our board of directors. The types of factors that we may take into account in fair value pricing of our investments include, as relevant, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, comparison to publicly traded securities and other relevant factors. Our investments that are not publicly traded may be indirectly impacted (positively or negatively) by public market prices of securities that are comparable to these private investments. Changes in market prices related to purchase transactions, public offerings and secondary offerings can also impact the valuations of our investments that are not publicly traded.

ITEM 4.	CONTROLS AND PROCEDURES.
Evaluation of Controls and Procedures.
The Company’s officers, with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) of the 1934 Act) as of the end of the period covered in this report. Based upon such evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective and provided reasonable assurance that information required to be disclosed in the reports that we file or submit under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. However, in designing and evaluating our disclosures controls and procedures, management recognized that disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Additionally, in designing disclosure controls and procedures, our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible disclosure controls and procedures. The design of any disclosure controls and procedures also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.
Change in Internal Control Over Financial Reporting
Management has not identified any change in the Company’s internal control over financial reporting that occurred during our most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II

ITEM 1.	LEGAL PROCEEDINGS.
We are not a party in any material pending legal proceeding, and no such material proceedings are known by us to be contemplated by governmental authorities.

ITEM 1A.	RISK FACTORS.
There have been no material changes from the risk factors as previously disclosed in our Form 10-K for the year ended November 30, 2009.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.
Not applicable.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES.
Not applicable.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
Not applicable.

ITEM 5.	OTHER INFORMATION.
Not applicable.

ITEM 6.	EXHIBITS
The following documents are filed as exhibits to this Quarterly Report on Form 10-Q:

Exhibit
Number	Description
3.1	Charter — Form of Articles of Amendment and Restatement*

3.2	Amended and Restated Bylaws.*

4.1	Form of Common Stock Certificate.*

10.1	Form of Investment Management Agreement between Registrant and KA Fund Advisors, LLC.*

10.2	Form of Administration Agreement between Registrant and Ultimus Fund Solutions, LLC.**

10.3	Form of Custody Agreement between Registrant and The Custodial Trust Company.*

10.4	Form of Amended Dividend Reinvestment Plan.***

10.5	Form of Transfer Agency Agreement between Registrant and American Stock Transfer & Trust Company.*

10.6	Form of Accounting Services Agreement between Registrant and Ultimus Fund Solutions, LLC.*

10.7
Amended and Restated Senior Secured Revolving Credit Agreement between Registrant, the lenders party thereto, SunTrust Bank, as administrative agent for the lenders, and Citibank, N.A. as syndication agent, dated March 31, 2010 — filed herewith.

Exhibit
Number	Description
31.1	Certification by Chief Executive Officer pursuant to Exchange Act Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 — filed herewith.

31.2	Certification by Chief Financial Officer pursuant to Exchange Act Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 — filed herewith.

32.1	Certification by Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 - furnished herewith.

*
Previously filed as an exhibit to Registrant’s Pre-Effective Amendment No. 5 to its Registration Statement on Form N-2 (File No. 333-134829), as filed with the Securities and Exchange Commission on September 18, 2006 and incorporated by reference herein.

**
Previously filed as an exhibit to Registrant’s Current Report on Form 8-K (File No. 814-00725), as filed with the Securities and Exchange Commission on March 6, 2009 and incorporated by reference herein.

***
Previously filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q (File No. 814-00725), as filed with the Securities and Exchange Commission on April 9, 2009 and incorporated by reference herein.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
Date: April 9, 2010	By:	/s/ Kevin S. McCarthy
Kevin S. McCarthy
Chairman of the Board of Directors, President and Chief Executive Officer

Date: April 9, 2010	By:	/s/ Terry A. Hart
Terry A. Hart
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
10.7
Amended and Restated Senior Secured Revolving Credit Agreement between Registrant, the lenders party thereto, SunTrust Bank, as administrative agent for the lenders, and Citibank, N.A. as syndication agent, dated March 31, 2010 — filed herewith.

31.1	Certification by Chief Executive Officer pursuant to Exchange Act Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 — filed herewith.

31.2	Certification by Chief Financial Officer pursuant to Exchange Act Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 — filed herewith.

32.1	Certification by Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 — furnished herewith.